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                                                                   Exhibit 2.1



                            STOCK PURCHASE AGREEMENT

                                 By and Between

                          PMC ACQUISITION CORPORATION,

                         PHOENIX MICROWAVE CORPORATION,

                   CONSTANTINOS KAMNITSIS, AS REPRESENTATIVE,

                                       And

                         THE PERSONS LISTED ON EXHIBIT A





                               Dated March 1, 1999



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                                                 TABLE OF CONTENTS
                                                                                                                 Page
ARTICLE 1
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         DEFINITIONS ..........................................................................................  1

ARTICLE 2
         PURCHASE PRICE AND PAYMENT TERMS......................................................................  15
         2.1        Sale of the Stock by the Sellers...........................................................  15
         2.2        Purchase of the Stock by Purchaser; Total Purchase Price...................................  15
         2.3        Payment of Purchase Price..................................................................  15
         2.4        Purchase Price Adjustment..................................................................  17
         2.5        Deferred Payment...........................................................................  19
         2.6        Escrow Agreement; Initial Escrow Amount; Deferred
                    Payment Escrow Amount......................................................................  22
         2.7        Transfer Taxes.............................................................................  22

ARTICLE 3
         THE CLOSING...........................................................................................  23
         3.1        Closing Date...............................................................................  23
         3.2        Closing Date Deliveries....................................................................  23
         3.3        Further Assurances.........................................................................  23

ARTICLE 4
         CERTAIN COVENANTS.....................................................................................  24
         4.1        Access to Books and Records and Personnel..................................................  24
         4.2        Notice of Certain Events...................................................................  24
         4.3        Conduct of Business by the Company and the Subsidiaries....................................  25
         4.4        Regulatory Matters.........................................................................  30
         4.5        Updated Financial Information..............................................................  30
         4.6        Transaction Proposals......................................................................  30
         4.7        Customers and Suppliers....................................................................  31
         4.8        Backlog....................................................................................  31
         4.9        Arrangements with Employees................................................................  31
         4.10       Permits and Approvals......................................................................  32
         4.11       Third Party Consents.......................................................................  32
         4.12       Stockholders Representative Agreement......................................................  32
         4.13       Change Name.  .............................................................................  32

ARTICLE 5
         ADDITIONAL CONTINUING COVENANTS.......................................................................  33
         5.1        Noncompetition.............................................................................  33
         5.2        Nondisclosure of Proprietary Data..........................................................  33
         5.3        Refund Claims and Warranty Claims..........................................................  33

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                                                         i

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         5.4        Satisfaction of Warranty and Refund Claims.................................................  34
         5.5        Change Orders..............................................................................  34
         5.6        Tax Matters................................................................................  34

ARTICLE 6
         REPRESENTATIONS AND WARRANTIES OF THE SELLERS.........................................................  36
         6.1        Organization and Standing of the Company and
                     the Subsidiaries..........................................................................  36
         6.2        Authorization and Binding Obligation of the Stockholders...................................  36
         6.3        Non-Contravention..........................................................................  36
         6.4        Capitalization; Stock......................................................................  37
         6.5        Ability to Perform Obligations.............................................................  39
         6.6        Minute Books...............................................................................  39
         6.7        Dividends and Other Distributions..........................................................  39
         6.8        Accounting Records; Internal Controls......................................................  40
         6.9        Financial Statements; Changes; Contingencies...............................................  40
         6.10       Accounts Receivable........................................................................  41
         6.11       Inventory..................................................................................  42
         6.12       Intangible Personal Property...............................................................  42
         6.13       Real Property..............................................................................  44
         6.14       Tangible Personal Property.................................................................  45
         6.15       Insurance..................................................................................  46
         6.16       Accounts Payable...........................................................................  46
         6.17       Tax Matters................................................................................  46
         6.18       Litigation.................................................................................  50
         6.19       Labor Relations............................................................................  50
         6.20       Employee Benefits..........................................................................  51
         6.21       Certain Interests..........................................................................  53
         6.22       Intercompany Transactions..................................................................  53
         6.23       Governmental Approvals; Compliance with Laws...............................................  53
         6.24       Customer Lists.............................................................................  54
         6.25       Environmental Matters......................................................................  54
         6.26       Suppliers..................................................................................  56
         6.27       Brokers, Finders...........................................................................  57
         6.28       Material Contracts.........................................................................  57
         6.29       Bank Accounts..............................................................................  59
         6.30       Customer Warranties and Return Policies....................................................  60
         6.31       Products Liability.........................................................................  60
         6.32       Federal Reserve Board Regulations..........................................................  61
         6.33       Consents and Governmental Approvals........................................................  61
         6.34       Absence of Undisclosed Changes.............................................................  61
         6.35       Government Contracts.......................................................................  62
         6.36       Disclosure; Due Diligence..................................................................  64

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                                                        ii

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
ARTICLE 7
         REPRESENTATIONS AND WARRANTIES OF PURCHASER...........................................................  65
         7.1        Organization and Standing of Purchaser.....................................................  65
         7.2        Authorization and Binding Obligation of Purchaser..........................................  65
         7.3        Ability to Perform Obligations.............................................................  65
         7.4        Brokers, Finders...........................................................................  65
         7.5        Financing..................................................................................  65

ARTICLE 8
         TERMINATION...........................................................................................  66
         8.1        Termination of Agreement...................................................................  66
         8.2        Effect of Termination......................................................................  67
         8.3        Expenses...................................................................................  67

ARTICLE 9
         CLOSING CONDITIONS OF PURCHASER.......................................................................  67
         9.1        Representations, Warranties and Covenants of
                     the Stockholders..........................................................................  67
         9.2        Deliveries to Be Made by Each Seller at the Closing........................................  68
         9.3        Third Party Consents.......................................................................  69
         9.4        Orders; Illegality.........................................................................  69
         9.5        Absence of Investigations and Proceedings..................................................  70
         9.6        Governmental Approvals.....................................................................  70
         9.7        Absence of Certain Changes.................................................................  70
         9.8        Due Diligence..............................................................................  70
         9.9        Financing..................................................................................  70
         9.10       Employment Agreements......................................................................  70
         9.11       Noncompetition Agreements..................................................................  70
         9.12       Pay-Off Letters............................................................................  71
         9.13       Transfer Taxes.............................................................................  71
         9.14       Stockholders Representative Agreement......................................................  71
         9.15       PIDA Financing.............................................................................  71
         9.16       Buy-Sell Agreement.........................................................................  72
         9.17       Insurance Trust Agreements.................................................................  72
         9.18       Stock Option Agreement.....................................................................  72
         9.19       Voting Trust Agreement.....................................................................  72
         9.20       Retention of Key Employees.................................................................  72
         9.21       Customer and Supplier Relations............................................................  72
         9.22       Facility...................................................................................  72
         9.23       Escrow Agreement...........................................................................  73

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                                                        iii

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ARTICLE 10
         CLOSING CONDITIONS OF SELLERS.........................................................................  73
         10.1       Representations, Warranties and Covenants of Purchaser.....................................  73
         10.2       Deliveries to be Made by Purchaser at the Closing..........................................  73
         10.3       Employment Agreements......................................................................  74
         10.4       Escrow Agreement...........................................................................  74

ARTICLE 11
         INDEMNIFICATION; SURVIVAL OF REPRESENTATIONS
         AND WARRANTIES........................................................................................  75
         11.1       Indemnification by the Sellers.............................................................  75
         11.2       Indemnification by Purchaser...............................................................  76
         11.3       Cooperation................................................................................  77
         11.4       Limitations on Indemnification.............................................................  77
         11.5       Notice to Indemnifying Party...............................................................  77
         11.6       Defense by Indemnifying Party..............................................................  78
         11.7       Indemnity Escrow Arrangement...............................................................  79
         11.8       Survival of Representations and Warranties.................................................  80
         11.9       Survival of Representations and Covenants of Purchaser.....................................  80
         11.10      Tax Indemnification........................................................................  81
         11.11      Remedies...................................................................................  82

ARTICLE 12
         CONFIDENTIALITY.......................................................................................  83
         12.1       Confidentiality of the Sellers.............................................................  83
         12.2       Confidentiality of Purchaser...............................................................  84

ARTICLE 13
         MISCELLANEOUS.........................................................................................  85
         13.1       Expenses...................................................................................  85
         13.2       Notices and Other Communications...........................................................  85
         13.3       Counterparts...............................................................................  86
         13.4       Written Agreement to Govern................................................................  86
         13.5       Assignability..............................................................................  86
         13.6       No Waiver of Rights........................................................................  86
         13.7       Subject Headings...........................................................................  87
         13.8       Further Assurances.........................................................................  87
         13.9       Schedules and Exhibits.....................................................................  87
         13.10      Severability...............................................................................  87
         13.11      Publicity and Reports......................................................................  87
         13.12      Parties in Interest; Joint and Several Liability of the Sellers............................  87
         13.13      Specific Performance.......................................................................  88
         13.14      GOVERNING LAW; CONSENT TO JURISDICTION.....................................................  88

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                            SCHEDULES AND EXHIBITS

Schedule 1.............  Permitted Encumbrances
Schedule 2.5...........  Deferred Payment
Schedule 4.3...........  Conduct of Business
Schedule 5.4...........  Warranty Work
Schedule 6.3...........  Non-Contravention
Schedule 6.4...........  Capitalization; Stock
Schedule 6.10..........  Accounts Receivable
Schedule 6.11..........  Inventory
Schedule 6.12..........  Intangible Personal Property
Schedule 6.13..........  Real Property
Schedule 6.14..........  Tangible Personal Property
Schedule 6.15..........  Insurance
Schedule 6.17..........  Tax Matters
Schedule 6.18..........  Litigation
Schedule 6.19..........  Labor Relations
Schedule 6.20..........  Employee Benefits; ERISA
Schedule 6.22..........  Intercompany Transactions
Schedule 6.23..........  Governmental Approvals
Schedule 6.25 .........  Environmental Matters
Schedule 6.25.4 .......  Environmental Permits
Schedule 6.25.8 .......  Disposal Facilities
Schedule 6.25.9 .......  Environmental Reports
Schedule 6.26..........  Suppliers
Schedule 6.28..........  Material Contracts
Schedule 6.29..........  Bank Accounts
Schedule 6.30..........  Customer Warranties
Schedule 6.31..........  Products Liability and Occurrences
Schedule 6.33..........  Consents and Governmental Approvals
Schedule 6.34..........  Absence of Undisclosed Changes
Schedule 6.35..........  Government Contracts
Schedule 9.2...........  Officers
Schedule 9.12..........  Pay-Off Letters
Schedule 13.2..........  Notice Addresses

Exhibit A..............  List of Sellers
Exhibit B..............  Form of Escrow Agreement
Exhibit C..............  Form of Letter of Transmittal
Exhibit D..............  Form of Stockholders Representative Agreement
Exhibit E..............  Form of Opinion of the Company's and the Sellers'
                         Counsel
Exhibit F-1............  Form of Affidavit of Non-Foreign Status (Entity)
Exhibit F-2............  Form of Affidavit of Non-Foreign Status (Individual)
Exhibit G..............  Form of Opinion of Purchaser's Counsel

                           STOCK PURCHASE AGREEMENT


         THIS STOCK PURCHASE AGREEMENT (the "Agreement") is made this 1st day of March, 1999, by and between PMC ACQUISITION CORPORATION, a Delaware corporation ("Purchaser"), PHOENIX MICROWAVE CORPORATION, a Pennsylvania corporation (the "Company"), CONSTANTINOS KAMNITSIS, as Representative of the Stockholders, and the persons listed on Exhibit A hereto (each is individually referred to herein as a "Seller" and are collectively referred to herein as the "Sellers").

                                   RECITALS

         1. The Company and the Subsidiaries are engaged in the business of designing, developing, manufacturing, marketing and selling microelectronic, radio frequency and microwave components and sub-assemblies (the "Business");

         2. The Stockholders (as defined below) collectively own all of the issued and outstanding shares of common stock, $0.002 par value per share, of the Company (collectively, the "Stock");

         3. The Stockholders desire to sell to Purchaser, and Purchaser desires to purchase from the Stockholders, all of the Stock.

         NOW, THEREFORE, in consideration of and subject to the mutual undertakings and agreements hereinafter set forth, Purchaser, the Company and each Seller agree as follows:


                                   ARTICLE 1
                                  DEFINITIONS


     "Additional Accounting Firm" shall have the meaning set forth in Section 2.4.3.

     "Additional Accounting Report" shall have the meaning set forth in Section 2.4.3.

         "Adjustment Amount" means the excess of the Baseline Net Worth over the Closing Date Net Worth. In the event that the Baseline Net Worth is less than the Closing Date Net Worth, the Adjustment Amount shall be zero.

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         "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, directly or indirectly controlled by, or under direct or indirect common control with, such Person; or if such Person is a partnership, any general partner of such Person or a Person controlling any such general partner. For purposes of this definition, "control" (including "controlled by" and "under common control with") shall mean the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether through the ownership of voting securities or by contract or otherwise.

         "Agreed Adjustments" shall have the meaning set forth in Section 2.4.2.

         "Agreed Rate" means, as of the date of any payment of interest to be made by reference thereto, the "prime rate" listed on such date in the Wall Street Journal as the base rate on corporate loans posted by at least 75% of the nation's thirty (30) largest banks, or, if that rate is no longer established or published, a comparable interest rate.

         "Agreement" means this Stock Purchase Agreement, as the same may be amended or otherwise modified from time to time in accordance with its terms.

         "Assets" shall mean all of the Company's and the Subsidiaries' right, title and interest in and to the goodwill, assets, properties and rights of every nature, kind and description, whether tangible or intangible, real, personal or mixed, wherever located and whether or not carried or reflected on the books and records of the Company or the Subsidiaries, which are used or useful in the operation of the Business including, without limitation, all cash and cash equivalents, the Real Property, the Tangible Personal Property, the Receivables, the Intangible Personal Property, the Licenses and Permits, the Environmental Permits, the Inventory, the Customer Lists, the Customer Contracts, the Government Contracts, the Governmental Approvals, the Material Contracts and the Contracts.

         "Assignment of Lease Agreement" means the Assignment of Lease Agreement, dated October 21, 1994, by the Partnership, the Company and PIDA.

         "Associate" of a Person means: (i) a corporation or organization (other than the Company or a party to this Agreement) of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities; (ii) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar capacity; and (iii) any relative or spouse of such person or any relative of such spouse.

         "Audit Report" shall have the meaning set forth in Section 2.4.1.

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        "Audited Adjustment Amount" shall have the meaning set forth in Section
2.4.1.

     "Audited Financial Statements" shall have the meaning set forth in Section 6.9.1.

         "Base Purchase Price" shall have the meaning set forth in Section 2.2.

         "Baseline Net Worth" shall mean $4,267,000.

         "Best Efforts" shall mean the reasonable best efforts that a person desirous of achieving a result would use in similar circumstances to insure that such result is achieved as reasonably expeditiously as possible.

      "Business" shall have the meaning set forth in the Recitals hereto.

      "Business Disposition" shall have the meaning set forth in Section 2.5.5

      "Buy-Sell Agreement" means that certain Buy-Sell Agreement dated June 18, 1998, by and among Stanley P. Jaskiewicz, as trustee, under the Insurance Trust Agreements, and Constantinos Kamnitsis, Joseph J. Diesso, Bohdan Haluszczak and Romulo Gutierrez.

         "Closing" shall have the meaning set forth in Section 3.1.

         "Closing Date" shall have the meaning set forth in Section 3.1.

         "Closing Date Balance Sheet" shall have the meaning set forth in
Section 2.3.1.

         "Closing Date Net Worth" shall mean the difference between the total consolidated assets of the Company and the Subsidiaries (excluding any value attributable to intangibles that were not reflected on the May 31 Balance Sheet) and the total consolidated liabilities of the Company and the Subsidiaries, in each case as determined in accordance with GAAP consistently applied, as of the Closing Date.

         "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

         "Company" shall have the meaning set forth in the Preamble hereto.

         "Company Documents" shall mean this Agreement and all other agreements, instruments, certificates and other documents to be delivered by the Company or any Stockholder in connection with this Agreement.

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         "Consent, Subordination and Assumption Agreement" means the Consent,
Subordination and Assumption Agreement, dated October 21, 1994, by the Partnership, the Company, and Bucks County Industrial Development Corporation, in favor of PIDA.

         "Contracts" shall mean all contracts, agreements, commitments and understandings of the Company and/or the Subsidiaries, whether oral or written, including, but not limited to, purchase, sale or other commitments, Customer Contracts, distributorship, franchise or similar agreements, patent or trademark licensing agreements (either as licensor or licensee), lease or sublease agreements (either as lessor or lessee), equipment leases, employment agreements (including, but not limited to, agreements entered into by employees of the Company or any of the Subsidiaries relating to the transfer and/or safeguarding of intellectual property rights), consulting agreements and union or collective bargaining agreements, guarantees, loan agreements, non-competition agreements, severance agreements, letters of credit, joint venture or partnership agreements and supply or requirements contracts.

         "Credit Agreement" shall mean the Amended and Restated Credit Agreement dated as of May 29, 1998, as amended, supplemented or modified from time to time, among Stellex Industries, Inc., the financial institutions from time to time party thereto, Societe Generale, as Administrative Agent, and First Union Commercial
Corporation, as Collateral Agent.

         "Customer Contracts" means all agreements, purchase orders, sales confirmations or similar commitments entered into by the Company or any of the Subsidiaries, which provide for obligations to deliver Products, the rights to be paid for those Products and the obligations and rights that are ancillary to those obligations and rights.

         "Customer Lists" means all lists (including name, and to the extent known to any Seller, current address and telephone number) of Persons which have purchased Products from the Company or any of the Subsidiaries since January 1, 1996.

         "Deferred Payment" shall have the meaning set forth in Section 2.5.1.

         "Deferred Payment Escrow Amount" shall have the meaning set forth in
Section 2.6.2.

         "Deferred Payment Notice " shall have the meaning set forth in
Section 2.5.2.

         "Dollars" or "$" means United States dollars.

         "EBITDA" shall mean, for any period, determined for the Company and the Subsidiaries on a consolidated basis in accordance with GAAP consistently applied (i) the sum of the amounts for such period of (A) net income (i.e., the net earnings or loss after provision for taxes), (B) interest expense, (C) losses on the disposition of fixed assets, (D) federal, state, local and foreign income taxes (E) depreciation expense, (F) amortization expense (including amortization of goodwill and other intangibles) and (G) overhead costs allocated to the Company and the Subsidiaries by Purchaser or any other parent corporation to the extent such costs exceed the costs that the Company and the Subsidiaries would have incurred had any such services been provided by a non-affiliated third party, minus (ii) extraordinary gains and gains on the disposition of fixed assets, plus (iii) the amount by which the management fee (exclusive of expenses) payable to Mentmore Holdings Corporation or its Affiliates exceeds 1% of the total consolidated net sales of the Company for such period.

         "Employment Agreements" shall mean those certain Employment Agreements, to be entered into as of the Closing Date, by each of Constantinos Kamnitsis, Joseph J. Diesso, Bohdan Haluszczak and Romulo Gutierrez, in form and substance satisfactory to Purchaser and the Sellers.

         "Encumbrance" in respect of any property or assets, means any encumbrance or title defect of whatever kind or nature, regardless of form, whether or not registered or registrable and whether or not consensual or arising by Law, including any lien, mortgage, charge, pledge, security interest, assignment, lease, option, easement, servitude, right-of-way, conditional sales contract, encroachment, restrictive covenant, right of first refusal, right of use or any other right or claim of any kind or nature whatsoever (or any agreement to grant or furnish any of the foregoing) which affects ownership or possession of, or title to, or any interest in, or the right to use or occupy such property or assets.

         "Environmental Law" shall mean any federal, state or local law, rule, regulation, order, treaty, statute or permit of or issued by any governmental authority, as amended from time to time, relating to the protection of human health, safety, the environment, natural resources and wildlife, including, but not limited to those relating to (i) the protection or use of surface water, groundwater, rivers and other bodies of water; (ii) the protection of ambient and indoor air quality; (iii) the management, manufacture, possession, presence, use, generation, transportation, distribution, treatment, storage, disposal, release, threatened release, abatement, removal, remediation of, or exposure to, any Hazardous Substance; or (iv) the prevention, mitigation, or remediation of environmental pollution in any form.

         "Environmental Liabilities" shall include any and all Liabilities and Costs of any kind imposed or incurred by, under, or pursuant to Environmental Laws, including without limitation those related to compliance, remediation, removal, response, restoration, mitigation, abatement, investigation, testing, monitoring, personal injury and property damage.

         "Environmental Permits" means the permits and authorizations required under applicable Environmental Laws to conduct the Business.

    "Environmental Reports" shall have the meaning set forth in Section 6.25.9.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

         "ERISA Affiliate" shall mean any (i) corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Company or any of the Subsidiaries, (ii) partnership or other trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with the Company or any of the Subsidiaries, or (iii) member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as the Company or any of the Subsidiaries, any corporation described in clause (i) above or any partnership or trade or business described in clause (ii) above.

        "Escrow Agent" means the escrow agent set forth in the Escrow Agreement.

         "Escrow Agreement" means the Escrow Agreement described in Section
2.6 to be entered into by Purchaser, the Representative, and the Escrow Agent, substantially in the form of Exhibit B hereto.

         "Escrow Fund" means the Initial Escrow Amount, the Deferred Payment Escrow Amount and all interest and earnings thereon.

         "Escrow Termination Date" means the later to occur of: (i) the second anniversary of the Closing Date or (ii) the completion of an audit of the consolidated financial statements of the Company and the Subsidiaries for the year ended December 31, 2000 (but in no event later than April 15, 2001).

         "Estimated Adjustment Amount" shall have the meaning set forth in
Section 2.3.1.

         "Facility" shall mean the Company's facility located at 100 Emlen Way, Telford, Pennsylvania and adjacent property owned by the Partnership.

       "GAAP" shall mean United States generally accepted accounting principles.

         "Government Bid" shall have the meaning set forth in Section 6.35.1.

         "Government Contract" shall mean any prime contract, subcontract, teaming agreement or arrangement, joint venture, basic ordering agreement, letter contract, purchase order, delivery order, Government Bid, change order, or other contractual commitment of any kind to which the Company or any of the Subsidiaries is a party, including, but not limited to, any Contract between the Company or any Subsidiary and (i) any Governmental Authority, (ii) any prime contractor of any Governmental Authority, or (iii) any subcontractor with respect to any contract described in clauses (i) or (ii) above.

         "Governmental Approval" shall mean any authorization, certificate, consent, approval, waiver, exception, variance, franchise, permission, permit, exception, filing, publication, declaration, notice, license, right or other form of required permission from, of or with any Governmental Authority, and shall include, without limitation, each environmental and operating permit and license that is required for the ownership, use and operation of any facility owned or leased by the Company or any of the Subsidiaries, or the conduct by the Company and the Subsidiaries of the Business.

         "Governmental Authority" means any federal, state, regional, municipal, or local government, or other political subdivision thereof, U.S. or foreign, or any entity, authority, agency, court, representative or person exercising executive, legislative, judicial, regulatory or administrative functions on behalf of such governmental entity or structure.

         "Hazardous Substance" shall mean all substances, wastes, pollutants, contaminants and materials regulated, or defined or designated as hazardous, dangerous, or toxic, pursuant to any Environmental Law or any other law, rule, regulation, order, decree, or ordinance having the force of law, of any Governmental Authority, including, without limitation, all hazardous substances, oils, pollutants or contaminants as such terms are defined in the National Oil and Hazardous Substances Pollution Contingency Plan, 40 C.F.R. ss. 300.5.

         "Indebtedness" means, with respect to any Person, any obligations (including, without limitation, principal, accrued interest, reimbursement or indemnity obligations, prepayment penalties and fees) with respect to indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or representing capital lease obligations or the balance deferred and unpaid of the purchase price of any property, except such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, together with any guarantee of any item that would constitute Indebtedness under the foregoing provision. The amount of any Indebtedness outstanding as of any date shall be the principal amount or accrued value thereof as of such date or, in the case of any guarantee or other contingent obligation, the maximum liability that may arise under such guarantee or contingent obligation.

         "Indemnifiable Claim" means any Loss for or against which any party is entitled to indemnification under this Agreement.

         "Indemnified Party" shall have the meaning set forth in Section 11.5.

         "Indemnifying Party" shall have the meaning set forth in Section 11.5.

         "Independent Accountants" shall have the meaning set forth in Section 2.4.1.

         "Initial Escrow Amount" shall mean $500,000, which shall be deposited by Purchaser with the Escrow Agent on the Closing Date pursuant to Section 2.3.

         "Installment Sale Agreement" means the Installment Sale Agreement between PIDA and the Partnership dated January 26, 1994, as amended.

         "Insurance Trust Agreements" means, collectively, the (i) Trust Agreement dated June 18, 1998, between Romulo Gutierrez, Constantinos Kamnitsis and Joseph J. Diesso and Stanley Jaskiewicz; (ii) Trust Agreement dated June 18, 1998, between Bohdan Haluszczak, Constantinos Kamnitsis and Joseph J. Diesso and Stanley Jaskiewicz, (iii) Trust Agreement dated June 18, 1998, between Bohdan Haluszczak, Romulo Gutierrez and Joseph J. Diesso and Stanley Jaskiewicz and (iv) Trust Agreement dated June 18, 1998, between, Bohdan Haluszczak, Constantinos Kamnitsis and Romulo Gutierrez and Stanley Jaskiewicz.

         "Intangible Personal Property" means all of the intellectual property rights, marketing rights, proprietary rights and other intangible properties which are owned by the Company or any of the Subsidiaries or in which the Company or any of the Subsidiaries has an interest, including, without limitation, (i) trademarks, service marks, trade names, and each registration and application for any of the foregoing; (ii) statutory, common law and registered copyrights, and each registration and application therefor; (iii) patents and associated inventions, industrial models, processes and designs, technical information, know-how and operating, maintenance or other manuals and each registration and application for any of the foregoing; (iv)

"software" and associated documentation; and (v) trade secrets, including related processes or items of know-how or other technical data.

         "Interim Financial Statements" shall have the meaning set forth in
Section 4.5.

         "International" shall mean Phoenix Microwave International, Inc., a U.S. Virgin Islands corporation.

         "Inventory" shall mean all inventories, including, without limitation, inventories of raw materials, scrap, work in progress, materials, supplies, finished goods and consigned goods, owned by the Company or any of the Subsidiaries or in which the Company or any of the Subsidiaries has any interest (including the right to use), whether located on the premises of the Company or any of the Subsidiaries, in transit to or from such premises, in storage facilities or otherwise.

         "IRS" means the Internal Revenue Service.

         "Labor Agreements" shall mean, collectively, (i) all employment agreements, collective bargaining agreements or other labor agreements to which the Company or any of the Subsidiaries is a party or by which it or any of its properties is bound; (ii) all pension, profit sharing, deferred compensation, bonus, stock option, stock purchase, savings, retainer, consulting, retirement, welfare or incentive plans or contracts (including ERISA Plans) to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries or their respective properties is bound; and (iii) all plans or agreements under which "fringe benefits" (including, but not limited to, hospitalization plans or programs, medical insurance, vacation plans or programs, sick plans or programs and related benefits) are afforded to any employees of the Company or any of the Subsidiaries.

         "Law" or "Laws" means all constitutions, treaties, laws, statutes, codes, regulations, rules, ordinances or other binding actions or requirements of any Governmental Authority, whether domestic, foreign or international.

         "Lease Agreement" means the Lease dated January 26, 1994, by and between the Partnership and the Company.

         "Letters of Transmittal" shall mean the letter of transmittal to be delivered by each of the Stockholders pursuant to Section 9.2.1, substantially in the form of Exhibit C.

         "Liabilities and Costs" shall mean all indebtedness, claims, liabilities, obligations, responsibilities, losses, diminutions in value, damages, judgments, personal injury, death, punitive damages, economic damages, treble damages, intentional, willful or wanton injury, damage or threat to the environment, natural resources or public health or welfare, costs and expenses (including, without limitation, r easonable attorney, expert, engineering and consulting fees and costs and any fees and costs associated with any investigation, feasibility, or remedial action studies), fines, penalties and monetary sanctions, and interest, whether accrued, absolute or contingent, and whether or not of a kind required by GAAP to be set forth on a financial statement or in notes thereto.

         "Licenses and Permits" means all of the Company's and the Subsidiaries' respective rights to the licenses, permits, approvals, clearances and authorizations desirable or required to conduct the Business, including all Environmental Permits.

         "Limited" shall mean Phoenix Microwave, Ltd., a Delaware corporation.

         "Loss" or "Losses" shall mean all damages, awards, judgments, payments, diminutions in value and other Liabilities and Costs, however suffered or characterized, all interest thereon, all costs and expenses of investigating any claim, lawsuit or arbitration and any appeal therefrom, all actual attorneys' fees incurred in connection therewith, whether or not such claim, lawsuit or arbitration is ultimately defeated and, subject to Section
11.4 hereof, all amounts paid incident to any compromise or settlement of any such claim, lawsuit or arbitration.

         "Material Adverse Effect" means any change in or effect that, either individually or in the aggregate with all other changes or effects, (i) is or would be materially adverse to the business, results of operations, condition (financial or otherwise) or prospects of the Company and the Subsidiaries, taken as a whole or (ii) would materially impair the ability of Purchaser, the Company or any Stockholder to consummate the transactions contemplated by this Agreement.

       "Material Contract" shall have the meaning set forth in Section 6.28.1.

       "May 31 Balance Sheet" shall have the meaning set forth in Section
6.9.1.

       "Monolithics" shall mean Phoenix Monolithics Corporation, a Pennsylvania corporation.

         "Monthly Financial Statements" shall have the meaning set forth in
Section 4.5.

         "Multiemployer Plan" shall mean a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA which is, or within the immediately preceding six years was, contributed to by the Company or any of the Subsidiaries or an ERISA Affiliate.

         "Neutral Auditors" shall have the meaning set forth in Section 2.5.4.

         "Noncompetition Agreement" shall mean those certain Noncompetition Agreements, to be entered into as of the Closing Date, by each of Constantinos Kamnitsis, Joseph J. Diesso, Bohdan Haluszczak and Romulo Gutierrez, in form and substance satisfactory to Purchaser and the Sellers.

         "Occurrence" shall have the meaning set forth in Section 6.31.3.

         "Order" shall mean any decree, order, judgment, writ, award, injunction, rule or consent of or by a Governmental Authority.

         "PBGC" means the Pension Benefit Guaranty Corporation.

         "PIDA" means the Pennsylvania Industrial Development Authority.

         "PIDA Financing" means all loans, guarantees and agreements by and among the Company and/or the Partnership and PIDA and/or the Bucks County Industrial Development Corporation relating to the Facility, including, but not limited to, (i) the Consent, Subordination and Assumption Agreement, (ii) the Lease Agreement, (iii) the Assignment of Lease Agreement and (iv) the Installment Sale Agreement.

         "Partnership" means the Phoenix Microwave Real Estate Partnership, a Pennsylvania general partnership.

         "Permitted Encumbrances" shall mean (i) Encumbrances for Taxes on property not yet due and payable or which are being diligently contested in good faith and by appropriate proceedings diligently conducted, and for which the Company or any of the Subsidiaries have set aside full and adequate reserves on their books as required by GAAP; (ii) Encumbrances imposed by Law, such as carrier's, warehousemen's and mechanic's liens and other similar liens, which arise in the ordinary course of business with respect to obligations not yet due or being diligently contested in good faith by appropriate proceedings and for which the Company or any of the Subsidiaries shall have set aside full and adequate reserves on their books as required by GAAP; (iii) Encumbrances arising out of pledges or deposits under workmen's compensation laws, unemployment insurance, old age pensions, or other social security benefits other than any lien imposed by ERISA; (iv) Encumbrances incurred or deposits made in the ordinary course of business to secure surety bonds provided that such Encumbrances shall extend only to cash collateral for such surety bonds; and (iv) Encumbrances set forth on Schedule 1.

         "Person" means any individual, corporation, partnership, joint venture, trust, bank, unincorporated organization or government or any department, agency or political subdivision thereof.

         "Plan" shall have the meaning given in ERISA ss.3(3) (other than a Multiemployer Plan) in respect of which the Company or any of the Subsidiaries or any ERISA Affiliate is, or within the immediately preceding six years was, an "employer" as defined in Section 3(5) of ERISA.

         "Products" means products, technology and services manufactured, sold, licensed, under development or otherwise exploited or provided by the Company or any of the Subsidiaries, or proposed in the Company's or any of the Subsidiaries' business plans or projections, including replacement parts or components sold by the Company or any of the Subsidiaries for other products.

         "Projections" shall have the meaning set forth in Section 6.9.1.

         "Purchaser" shall have the meaning set forth in the Preamble hereto.

         "Purchaser Documents" shall mean this Agreement and all other agreements, instruments and certificates to be executed and delivered by Purchaser in connection with this Agreement.

         "Real Property" shall mean all real properties owned by the Company or any of the Subsidiaries or in which the Company or any of the Subsidiaries has any interest or estate (including the right to use), together with all buildings, fixtures, trade fixtures, plant and other improvements located thereon and attached thereto; all of the Company's or the Subsidiaries' rights arising out of ownership or use thereof (including air, water, oil and mineral rights); and all subleases, franchises, licenses, permits, easements and rights-of-way which are appurtenant thereto.

         "Recalls" shall have the meaning set forth in Section 6.31.1.

         "Receivables" means all accounts, notes, accounts receivable, contract rights, drafts and other forms of claims, demands, instruments, receivables and rights to the payment of money or other forms of consideration, whether for goods sold or leased, services performed or to be performed, or otherwise, owned by the Company or any of the Subsidiaries or in which the Company or any of the Subsidiaries has any interest, together with all guarantees, security agreements and rights and interests securing the same.

         "Refund Claim" shall have the meaning set forth in Section 5.3.

         "Reportable Event" shall mean any reportable event as defined in
Section 4043 of ERISA.

         "Representative" shall mean Constantinos Kamnitsis, as representative of the Stockholders under the Stockholders Representative Agreement, or any successor representative or representatives appointed under the Stockholders Representative Agreement.

         "Resolution Period" shall have the meaning set forth in Section 2.5.3.

         "Restrictive Covenants" shall mean the covenants and agreements of the Sellers contained in Sections 5.1 and 5.2.

         "Seller" or "Sellers" shall have the respective meanings set forth in the Preamble hereto.

         "Sellers' Knowledge" shall mean the actual knowledge of Constantinos Kamnitsis, Joseph J. Diesso, Bohdan Haluszczak, Romulo Gutierrez, Arthur Memmi, Jr., Al Landis and Richard S. Coburn.

         "Stockholders Representative Agreement" shall have the meaning set forth in Section 4.12.

         "Stock" shall have the meaning set forth in the Recitals hereto.

         "Stockholders" shall mean the Persons listed on Schedule 6.4 as the record owners of all the issued and outstanding shares of Stock (each is individually referred to herein as a "Stockholder").

         "Stock Option Agreement" means the Stock Option Agreement dated as of May 22, 1987 (as amended by the Agreement dated as of May 31, 1996), among the Company, Joseph Diesso, Constantine Kimnitsis [sic], Raymond Gutierrez, Bohdan Haluszack [sic], and Scientific Components Corporation.

         "Subsidiary" or "Subsidiaries" shall mean International, Limited and/or Monolithics, as appropriate.

          "Tangible Personal Property" means all furniture, fixtures, equipment, machinery, trucks, automobiles, tools, supplies, spare parts, computer hardware, construction in progress and other tangible assets used or useful in the operation of the Business and in which the Company or any of the Subsidiaries has an interest, including, without limitation, any equipment or other tangible assets subject to a lease between the Company or any of the Subsidiaries and any Seller, and those items described on Schedule 6.14.

         "Tax Returns" shall mean, collectively, all Federal, state, foreign and local tax reports, returns, information returns and other related documents required to be filed by any relevant taxing authority.

         "Taxes" means the obligations of the Company or any of the Subsidiaries for any and all taxes imposed by any United States federal, state, or local, or any foreign, taxing authority, including, without limitation, all income, gross receipts, sales, capital gains, windfall profits, severance, stamp, use, personal property, use and occupancy, business occupation, mercantile, ad valorem, value added, transfer, license, withholding, payroll, employment, excise, real estate, environmental, capital stock, franchise, alternative or add-on, minimum, estimated or other tax or customs duty of any kind whatsoever (including interest, penalties and other additions thereto).

         "Termination Event" shall mean (i) a Reportable Event with respect to any Plan; (ii) the withdrawal of the Company or any of the Subsidiaries or any ERISA Affiliate from a Plan during a plan year in which the Company or any of the Subsidiaries or such ERISA Affiliate was a "substantial employer" as defined in Section 4001(a)(2) of ERISA; (iii) the imposition of an obligation on the Company or any of the Subsidiaries or any ERISA Affiliate under Section 4041 of ERISA to provide affected parties written notice of intent to terminate a Plan in a distress termination described in Section 4041(c) of ERISA; (iv) the institution by the PBGC of proceedings to terminate a Plan;
(v) any event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; or (vi) the partial or complete withdrawal of the Company or any of the Subsidiaries or any ERISA Affiliate from a Multiemployer Plan.

         "Total Purchase Price" shall have the meaning set forth in Section 2.2.

         "Transaction Proposal" shall have the meaning set forth in Section 4.6.

         "Trust" shall mean the trusts created on June 18, 1998 between Romulo Gutierrez, Bohdan Haluszczak, Constantinos Kamnitsis and Joseph J. Diesso and Stanley Jaskiewicz.

                  "Voting Trust Agreement" means the Voting Trust Agreement dated June 18, 1998, by and among Constantinos Kamnitsis, Joseph J. Diesso, Bohdan Haluszczak and Romulo Gutierrez (collectively referred to as depositors) and Constantinos Kamnitsis, Joseph J. Diesso, Bohdan Haluszczak and Romulo Gutierrez (individually referred to as trustees).

         "Warranty Claim" shall have the meaning set forth in Section 5.3.

         "Warranty Work" shall have the meaning set forth in Section 5.4.

         "Working Capital Facility" shall mean that certain Business Loan Agreement dated October 19, 1998, between Union National Bank and Trust Company of Souderton and the Company.


                                   ARTICLE 2
                       PURCHASE PRICE AND PAYMENT TERMS

                  Section 2.1 Sale of the Stock by the Sellers. Subject to the terms and conditions of this Agreement, each Seller agrees to sell all of the shares of Stock owned by such Seller to Purchaser, and agrees to cause each other Stockholder to sell all of the shares of Stock owned by each such other Stockholder to Purchaser, and agrees to deliver or cause to be delivered the certificates evidencing such shares of Stock to Purchaser at the Closing. The certificates will be properly endorsed for transfer to, or accompanied by a duly executed stock power in favor of, Purchaser or its nominee as Purchaser may have directed prior to the Closing Date and otherwise in a form acceptable for transfer on the books of the Company.

                  Section 2.2 Purchase of the Stock by Purchaser; Total Purchase Price. Subject to the terms and conditions of this Agreement, Purchaser agrees to purchase the Stock from the Stockholders and to pay to the Representative, on behalf of the Stockholders, the Total Purchase Price. The "Total Purchase Price" shall consist of the sum of (A) $14,000,000 (the "Base Purchase Price"), minus the Adjustment Amount, if any, and (B) the Deferred Payment, to the extent payable under Section 2.5.

                  Section 2.3  Payment of Purchase Price.

                  2.3.1 Not later than 5 days prior to the Closing Date, the Sellers shall cause the Company to prepare and deliver to Purchaser an estimated balance sheet for the Company and the Subsidiaries as of the Closing Date (the "Closing Date Balance Sheet"), which balance sheet shall have been prepared in conformity with GAAP applied on a basis consistent with the May 31 Balance Sheet (except with respect to inventory and warranty reserves) and shall not reflect the results of or otherwise give effect to Purchaser's purchase of the Stock under this Agreement and the accounting treatment thereof, together with a notice setting forth the Sellers' good faith estimate of the Adjustment Amount (the "Estimated Adjustment Amount"), and a schedule setting forth in detail the calculations supporting the Sellers' computation thereof.

                  2.3.2    At the Closing, Purchaser shall deliver:

                           (a) to the Representative, on behalf of the Stockholders, an amount equal to the Base Purchase Price minus the Estimated Adjustment Amount, if any, minus the $500,000 Initial Escrow Amount, by wire transfer of immediately available funds in the City of New York to an account specified by the Representative not later than 5 days prior to the Closing Date; and

                           (b) to the Escrow Agent, the $500,000 Initial Escrow Amount to be held by the Escrow Agent pursuant to the Escrow Agreement.

                  2.3.3 Promptly, but in any event not later than 5 days, after the final determination of the Adjustment Amount pursuant to Section 2.4, (i) in the event that the Estimated Adjustment Amount exceeds the Adjustment Amount, Purchaser shall pay to the Representative, on behalf of the Stockholders, by wire transfer of immediately available funds in the City of New York an amount equal to such excess plus interest thereon from the Closing Date to the date of payment thereof at the Agreed Rate, or (ii) in the event the Adjustment Amount exceeds the Estimated Adjustment Amount, the Representative, on behalf of the Stockholders, shall take all action necessary to cause the Escrow Agent to pay to Purchaser, from the Escrow Fund, in immediately available funds in the City of New York an amount equal to such excess plus interest thereon from the Closing Date to the date of payment thereof at the Agreed Rate. The Representative and each of the Sellers, shall be liable, jointly and severally, to Purchaser to the extent the Escrow Fund is insufficient to cover the payment referred to in clause (ii) above or if the Escrow Agent, for any reason other than a breach of the Escrow Agreement by Purchaser, fails to pay to Purchaser any portion of the Escrow Fund owing to it under clause (ii) above. Any amount owing from the Representative and the Sellers pursuant to the preceding sentence shall bear interest from the Closing Date to the date of payment thereof at the Agreed Rate and be payable by wire transfer of immediately available funds in the City of New York.

                  Section 2.4 Purchase Price Adjustment.

                           2.4.1 Physical Inventory; Closing of Books;
                           Purchaser's Audit. On the day after the Closing Date, Purchaser shall direct Deloitte & Touche LLP (the "Independent Accountants") to conduct a physical inventory (consistent with GAAP) of all of the Inventory of the Company and the Subsidiaries, such physical inventory to be completed as promptly as practicable but in any event not later than 30 days after the Closing Date. Each Seller shall, and shall cause its representatives to, cooperate with Purchaser and/or its representative and provide all information necessary to facilitate such physical inventory. The Sellers and the Company shall initiate and shall take all actions necessary to effect a closing (effective as of the Closing Date) of the Company's and the Subsidiaries' books of account. Promptly following the Closing Date, Purchaser shall prepare a consolidated balance sheet of the Company and the Subsidiaries as of the Closing Date, which balance sheet shall have been prepared in conformity with GAAP applied on a consistent basis with the May 31 Balance Sheet (except with respect to inventory and warranty reserves) and shall not reflect the results of or otherwise give effect to Purchaser's purchase of the Stock and the accounting treatment thereof. Purchaser shall direct the Independent Accountants to audit such balance sheet in accordance with the standards of the American Institute of Certified Public Accountants, such audit to be completed as promptly as practicable but in any event not later than 90 days following the Closing Date. Within such 90-day period, Purchaser shall deliver to the Representative the audit report (the "Audit Report") with respect to such balance sheet and a notice setting forth Purchaser's good faith calculation of the Adjustment Amount (the "Audited Adjustment Amount"), together with a schedule setting forth in detail the calculations supporting Purchaser's computation thereof.

                  2.4.2 Review by the Representative. Promptly following receipt of the Audit Report and the Audited Adjustment Amount the Representative shall review the same and, as promptly as practicable, but in any event not later than 30 days thereafter, shall deliver to Purchaser either
                           (i) a written notice stating that the Audit Report and the Audited Adjustment Amount are accepted by the Representative, on behalf of the Stockholders, or (ii) a written notice stating that the Audit Report and the Audited Adjustment Amount are not accepted by the Representative, on behalf of the Stockholders. In the event the Representative delivers to Purchaser such a written notice stating that the Audit Report and the Audited Adjustment Amount are accepted by the Representative or does not deliver such a certificate of objection within such 30-day period, the Audited Adjustment Amount shall, upon the earlier of such delivery or the end of such 30-day period be final and binding as the Adjustment Amount under this Agreement. In the event the Representative so objects within such 30-day period, the Representative and Purchaser shall endeavor to resolve by written agreement (the "Agreed Adjustments") any differences as to the Adjustment Amount and, in the event the Representative and Purchaser so resolve any such differences, the Audited Adjustment Amount, as adjusted by the Agreed Adjustments, shall be final and binding as the Adjustment Amount under this Agreement.

                  2.4.3 Audit by Additional Accounting Firm. In the event any objections lodged by the Representative in accordance with Section 2.4.2 above are not resolved by Agreed Adjustments within the 30-day period next following the 30-day period referred to in Section 2.4.2, then Purchaser and the Representative shall jointly select a national accounting firm acceptable to both Purchaser and the Representative (or, if they cannot agree on such selection, they shall select a national (big-five) accounting firm by lot after eliminating the Independent Accountants and any firm that has had a business relationship with the Company, any Seller or any of their respective Affiliates within the past three years) and shall direct the firm so selected (the "Additional Accounting Firm") to conduct, as promptly as practicable, but in any event not later than 30 days after such direction, such audit of the Audited Adjustment Amount as they believe to be necessary to resolve the objections (it being understood that under no circumstances shall they be charged with reconsidering or conducting an audit of any elements of the Audited Adjustment

                           Amount as to which no objection has been lodged by Purchaser and which do not bear directly on the matters or conclusions objected to by Purchaser), and to deliver a written notice (the "Additional Accounting Report") to each of Purchaser and the Representative setting forth what adjustments, if any, to the Audited Adjustment Amount the Additional Accounting Firm believes to be required under GAAP and this Agreement to resolve such objections, and the amount of the Adjustment Amount after giving effect to such adjustments. In such event, the final Audited Adjustment Amount shall be final and binding as the Adjustment Amount under this Agreement.

                  2.4.4 Access to Information; Fees and Expenses. The parties hereto shall make available to Purchaser, the Representative, the Independent Accountants and, if applicable, the Additional Accounting Firm, such books, records and other information (including all work papers, summary memoranda and summary conclusions of the Independent Accountants) as any of them may reasonably request to prepare and review the Audit Report or the Additional Accounting Report in accordance with the terms of this Section 2.4. The fees and expenses of the Additional Accounting Firm, if any, shall be paid 50% by Purchaser and 50% by the Representative, on behalf of the Stockholders.

                  Section 2.5  Deferred Payment.

                  2.5.1 Purchaser shall pay the Representative, on behalf of the Stockholders, the amount, if any, that is payable pursuant to the formula set forth on
                           Schedule 2.5 (the "Deferred Payment"). EBITDA, as used in such formula, shall be determined on a consolidated basis for the calendar year ending December 31, 1999. The Deferred Payment, if any, shall be deposited by Purchaser with the Escrow Agent pursuant to Section 2.6.2 within 30 days following the final determination thereof pursuant to Section 2.5.3 or 2.5.4.

                  2.5.2 As promptly as practicable after January 1, 2000 and not later than March 30, 2000, Purchaser shall deliver to the Representative a consolidated statement of income of the Company and the Subsidiaries for the calendar year ended December 31, 1999, accompanied by (a) a certification thereof by the Company's chief financial officer to the effect that such statement of income (i) has been prepared in conformity with GAAP, applied on a basis consistent with the application of such principles in the Audited Financial Statements, and
                           (ii) fairly presents the results of the Company's and the Subsidiaries' operations for such calendar year, and (b) a notice specifying the EBITDA of the Company and the Subsidiaries for such calendar year (the "Deferred Payment Notice"), showing in reasonable detail the computation thereof.

                  2.5.3 The Representative shall have 30 days to review the Deferred Payment Notice after receiving the same from Purchaser pursuant to Section 2.5.2. For the purposes of such review, the Representative and its agents and advisors shall have full access during normal business hours to all relevant books and records and employees of the Company and the Subsidiaries and their independent accountants. Unless the Representative delivers written notice to Purchaser on or prior to the 30th day after its receipt of the Deferred Payment Notice specifying in reasonable detail all disputed items and the basis therefor, the Representative, on behalf of the Stockholders, shall be deemed to have accepted and agreed to the Deferred Payment Notice. If the Representative so notifies Purchaser of its objection to the Deferred Payment Notice, the Representative and Purchaser shall, within 30 days following such Notice (the "Resolution Period"), attempt to resolve their differences and any resolution by them as to any disputed amounts shall be final, binding and conclusive.

                  2.5.4 If at the conclusion of the Resolution Period amounts shall remain in dispute, then all amounts remaining in dispute shall be submitted to a firm of nationally recognized independent public accountants (the "Neutral Auditors") selected by the Representative and Purchaser within 10 days after the expiration of the Resolution Period. If the Representative and Purchaser are unable to agree on the Neutral Auditors, they shall select a national (big-five) accounting firm by lot after eliminating the Independent Auditors and any firm (other than the Additional Accounting Firm, if any, selected pursuant to Section 2.4.3) that has had a business relationship with the Company, any Seller or any of their respective Affiliates within the past three years. The parties hereto agree to execute, if requested by the Neutral Auditors, a reasonable engagement letter. All fees and expenses relating to the work, if any, to be performed by the Neutral Auditors shall be borne 50% by Purchaser and 50% by the Representative, on behalf of the Stockholders. The Neutral Auditors shall act as an arbitrator to determine only those issues still in dispute. The Neutral Auditors' determination shall be made within 30 days of their selection, shall be set forth in a written statement delivered to the Representative and Purchaser and shall be final, binding and conclusive.

                  2.5.5 In the event of the consummation of a Business Disposition prior to December 31, 1999, Purchaser shall pay to the Escrow Agent to be held by the Escrow Agent pursuant to the Escrow Agreement, in lieu of any payment under Section 2.5.1, $1,000,000; and no further payments under this
                           Section 2.5 shall be due. For purposes of this
                           Section 2.5.5, "Business Disposition" shall mean the transfer, in a transaction or series of related transactions, of all or substantially all of the assets or properties of the Company or more than 50% of the voting power or equity securities of the Company by merger, stock sale, recapitalization, reorganization, voting agreement or other transfer from Purchaser to any other Person that is not a direct or indirect subsidiary of Stellex Industries, Inc. or Stellex Industries, Inc. itself. In the event of the sale, transfer or disposition of any assets or properties (other than in the ordinary course of business) or interests in the Company, the consolidation of the Company with any Person, or upon a material change in the business or operations of the Company that, in any case, do not constitute a Business Disposition, the Company shall maintain or cause to be maintained separate financial records for the operations of the Company and the Subsidiaries to permit EBITDA to be calculated on the same basis as prior to any such sale, transfer, disposition, consolidation or material change.

                  Section 2.6 Escrow Agreement; Initial Escrow Amount; Deferred Payment Escrow Amount.

                  2.6.1 Purchaser shall deposit the Initial Escrow Amount in escrow with the Escrow Agent for the purpose of satisfying any liabilities of the Representative or any Seller to Purchaser pursuant to (i) Section 2.3.3 in connection with the determination of the Adjustment Amount and (ii)
                           Article 11 whereby the Representative and the Sellers have agreed to indemnify Purchaser against certain losses, damages and expenses. The Initial Escrow Amount and any interest or earnings thereon shall be disbursed by the Escrow Agent in accordance with the provisions of this Agreement and the Escrow Agreement.

                  2.6.2 Purchaser shall deposit the Deferred Payment, if any, in escrow with the Escrow Agent for the purpose of satisfying any liabilities of the Representative or any Seller to Purchaser pursuant to Article 11 whereby the Representative and the Sellers have agreed to indemnify Purchaser against certain losses, damages and expenses. Any portion of the Deferred Payment that is deposited with the Escrow Agent pursuant to this Section 2.6.2 is hereinafter referred to as the "Deferred Payment Escrow Amount". The Deferred Payment Escrow Amount and any interest or earnings thereon shall be disbursed by the Escrow Agent in accordance with the provisions of this Agreement and the Escrow Agreement.

                  Section 2.7 Transfer Taxes. All Taxes and other governmental charges (including, without limitation, charges for or in connection with the recording of any instrument or document as provided in this Agreement) payable in connection with the transfer of the Stock as contemplated by this Agreement shall be paid by the Sellers, jointly and severally.

                                   ARTICLE 3
                                  THE CLOSING

                  Section 3.1 Closing Date. The closing date (the "Closing Date") shall be March 1, 1999, provided, however, that Purchaser, in its sole discretion, may extend the Closing Date to any business day on or before March 15, 1999 to permit the satisfaction of the conditions to its obligations to consummate the transactions contemplated by this Agreement as set forth in
Article 9. The closing ("Closing") shall take place at the offices of Winston & Strawn, 200 Park Avenue, New York, New York beginning at 9:00 a.m., on the Closing Date or at such other place as the parties shall agree to in writing in advance thereof.

                  Section 3.2 Closing Date Deliveries. At the Closing, Purchaser and the Sellers shall deliver or cause to be delivered to each other the deliveries required by Articles 9 and 10 hereof.

                  Section 3.3 Further Assurances. Subject to the terms and conditions herein provided, each of the parties agrees to use its Best Efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper, or advisable under applicable Law to consummate and make effective the transactions contemplated by this Agreement, including using its Best Efforts to defend any lawsuits or other legal proceedings, whether judicial or administrative, whether brought derivatively or on behalf of third parties (including any Governmental Authority), challenging this Agreement. In addition, the Company and the Subsidiaries and each Seller shall provide such information and assistance as Purchaser shall reasonably request or require in connection with the financing of the transactions contemplated by this Agreement, including by making available officers and advisors of the Company and the Subsidiaries from time to time to attend and make presentations regarding the Business and prospects of the Business, at meetings of prospective lenders or other financing sources. Without limiting the generality of the foregoing, the Sellers shall use their Best Efforts to cause the Company's and the Subsidiaries' accountants, attorneys, advisors, employees and other representatives to cooperate with Purchaser in order to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, the financing of such transactions. In case at any time after the Closing Date any further action is necessary or desirable to carry out the purposes of this Agreement, each Seller and the proper officers and directors of the Company and Purchaser shall take all such necessary action. In addition, each of the Sellers shall use its Best Efforts to cause each of the Stockholders to take, do, cause or perform all of the actions contemplated in this Section 3.3.

                                   ARTICLE 4
                               CERTAIN COVENANTS

                  Section 4.1 Access to Books and Records and Personnel. Upon reasonable prior notice during business hours, the Company and the Subsidiaries shall at all times prior to the Closing Date make the books, accounts, inventory, equipment, records (financial and other), technical information, Contracts and such other documents and information regarding the Business available for examination, audit and inspection, including access for the purposes of conducting environmental audits, by Purchaser and its officers, employees, financial advisors, financing sources, consultants, accountants, attorneys and authorized representatives. The Company and the Subsidiaries shall furnish Purchaser as promptly as practicable with such documents or copies thereof, and other information concerning the Business, including, without limitation, any financial and operating data or other periodic financial information, as Purchaser shall, from time to time, reasonably request. In addition, the Company and the Subsidiaries shall give Purchaser access at mutually agreed upon times and places to such officers, managers, employees, accountants, advisors and other representatives of the Company or the Subsidiaries as Purchaser shall reasonably request. No investigation by Purchaser shall, however, diminish or obviate in any way, or affect Purchaser's right to rely upon, any of the representations, warranties, covenants or agreements of the Company or any of the Sellers contained in this Agreement or any other Company Documents.

                  Section 4.2 Notice of Certain Events. On or prior to the Closing Date, the Company and each Seller shall promptly notify Purchaser in writing upon it becoming aware of the occurrence of any of the following:

                  4.2.1 the commencement of any proceeding or litigation at law or in equity or before any Governmental Authority;

                  4.2.2 any material violation by the Company or any of the Subsidiaries (or notice of potential material violation) of any Environmental Law or other Law;

                  4.2.3 the commencement or threat of any actions, suits, claims, investigations or proceedings against, relating to or involving or otherwise affecting any party hereto;

                  4.2.4 any fact or circumstance which would make any representation or warranty set forth herein untrue or inaccurate in any material respect as of the Closing Date or as of the date of this Agreement;

                  4.2.5 any condition set forth in this Agreement to be unsatisfied as of the Closing Date;

                  4.2.6 any Transaction Proposal, including, without limitation, the terms proposed and the identity of such offeror;

                  4.2.7 any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

                  4.2.8 any occurrence, event or circumstance materially affecting or relating to the Business that is outside the ordinary course of business of the Company or any of the Subsidiaries; or

                  4.2.9 any event which has had or might reasonably be expected to have a Material Adverse Effect or which if known as of the date hereof would have been required to be disclosed to Purchaser.

                  Section 4.3 Conduct of Business by the Company and the Subsidiaries. Between the date of this Agreement and the Closing Date, the Company and the Subsidiaries will operate only in the ordinary course of business, consistent with past practices. The Company and the Subsidiaries and each of the Sellers will use their respective Best Efforts to (i) preserve intact the Business and the business organization of the Company and each of the Subsidiaries, (ii) maintain in effect all material licenses, permits, and approvals of Governmental Authorities which are necessary for the conduct of the Business, (iii) keep available the services of the Company's and the Subsidiaries' present management and workforce, and (iv) maintain good business relationships with suppliers, customers and distributors and others having business dealings with the Company or any of the Subsidiaries. Except as otherwise contemplated by or permitted by this Agreement, or as otherwise consented to or approved by Purchaser in writing, the Company and each of the Subsidiaries shall not:

                  4.3.1 amend their respective Certificates of Incorporation, Bylaws or other organizational documents or take any corporate or other action if any such action would have an adverse effect on the ability of the Company or any Seller to consummate the transactions contemplated by this Agreement or otherwise adversely affect the value of the Business;

                  4.3.2 issue, sell, grant, pledge, purchase, redeem, or otherwise encumber, or agree or commit to issue, sell, grant, pledge, purchase, redeem, or otherwise encumber any shares of their capital stock; or grant, issue, create, sell, pledge, purchase, redeem, or otherwise encumber or agree to grant, issue, sell, pledge, purchase, redeem, or otherwise encumber any options, warrants or rights to purchase shares of their capital stock or securities of any kind convertible into or exchangeable for shares of their capital stock;

                  4.3.3 except as set forth on Schedule 4.3, increase the compensation or rate of compensation payable or to become payable to any of the present or former employees, directors, consultants or officers of the Company or any of the Subsidiaries, nor make any increase in compensation or rate of compensation or benefits payable or to become payable to employees, directors, consultants or officers of the Company or any of the Subsidiaries who are parties to separation, severance, or employment agreements with the Company or any of the Subsidiaries, nor enter into any separation, severance, or "change in control" agreements with any of their present or former employees, officers, consultants or directors, nor enter into any written or oral employment agreement;

                  4.3.4 except as contemplated by or permitted by this Agreement and except as set forth on Schedule 4.3, set aside, or pay to any present or former officer, director, consultant or employee of the Company or any of the Subsidiaries any bonus, profit- sharing, severance, retirement, insurance, death, fringe benefit, or other extraordinary compensation, nor adopt, amend, fund or commit itself to fund any employee benefit plan or account related to any Plan with or for the benefit of any of the present or former employees, consultants, directors or officers of the Company or any of the Subsidiaries;

                  4.3.5 acquire any business entity or all or substantially all of the assets of a business entity or make any other investment outside the ordinary course of business;

                  4.3.6 except as set forth on Schedule 4.3, make any capital expenditures, the aggregate amount of which are in excess of $50,000, other than (i) emergency repairs, and (ii) those scheduled in the Company's and the Subsidiaries' capital expenditure budgets for 1998 and 1999, copies of which have been provided to Purchaser;

                  4.3.7 other than trade payables and contractual obligations not in default which are incurred in the ordinary course of business, create or incur any Liabilities and Costs (absolute or contingent) in excess of $50,000 in the aggregate;

                  4.3.8 make any loan, advance, guaranty or other extension of credit to any Person or enter into any commitment to make any loan, advance, guaranty or other extension or credit, other than to the Company or to any Subsidiary and other than routine advances to employees of the Company and the Subsidiaries, or enter into any other transaction with any Affiliate or Associate of the Company, the Subsidiaries, any Stockholder or any employee (other than any such transaction between the Company or one or more of the Subsidiaries);

                  4.3.9 create or incur any Encumbrance or fail to take action to discharge any involuntary Encumbrance, against or in respect of any of their respective assets or properties except for Permitted Encumbrances;

                  4.3.10 amend, terminate, fail to renew or renegotiate any Material Contract in any manner adverse to the Company or the Subsidiaries or default (or take or omit to take any action that, with or without the giving of notice or passage of time, would constitute a default) in any of their respective obligations under any Material Contract or enter into any new Material Contract or take any action that would jeopardize the continuance of its supplier or customer relationships;

                  4.3.11 pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of the Business consistent with past practices of the Company and the Subsidiaries (provided that payment prior to scheduled maturity of any Indebtedness, other than revolving Indebtedness under the Working Capital Facility, shall not be deemed under any circumstances to be made in the ordinary course of the Business) or in accordance with their terms, of liabilities reflected or reserved against in the May 31 Balance Sheet, or incurred since May 31, 1998 in the ordinary course of the Business consistent with past practices and in accordance with the Company's and each Seller's representations, warranties and covenants contained in this Agreement;

                  4.3.12 directly or indirectly terminate or reduce or commit to terminate or reduce any bank line of credit or the availability of any funds under any other agreement or understanding, other than through the use thereof in the ordinary course or as expressly permitted by this Agreement;

                  4.3.13 institute, settle, or agree to settle any claims, actions, or proceedings involving an expenditure in excess of $50,000 in the aggregate, or involving any contingent or non-monetary obligation having value in excess of $50,000 in the aggregate, before any court or other Governmental Authority;

                  4.3.14 dispose of or permit to lapse any rights to the use of any Intangible Personal Property or disclose any Intangible Personal Property not a matter of public knowledge;

                  4.3.15 fail to maintain such liability, casualty, property, loss, and other insurance coverage, on such terms, in such amounts, and with such insurance carriers and to such extent and covering such risks as are maintained on the date hereof;

                  4.3.16 dispose of any of their respective assets or properties, except for dispositions of obsolete property in the ordinary course of business;

                  4.3.17 compromise or otherwise settle any claims, or adjust any assertion or claim of a deficiency in Taxes (or interest thereon or penalties in connection therewith), or file any appeal from an asserted deficiency, except in a form previously approved by Purchaser in writing, or file or amend any Tax Return, in any case before furnishing a copy to Purchaser and affording Purchaser an opportunity to consult with respect thereto;

                  4.3.18 make any Tax election or make any change in any method or period of accounting or in any accounting policy, practice or procedure;

                  4.3.19 introduce any new method of management or operation;

                  4.3.20 terminate or fail to renew or preserve any Licenses or Permits;

                  4.3.21 fail to collect Receivables and pay accounts payable in the ordinary course of business consistent with past practices of the Company and the Subsidiaries;

                  4.3.22 declare, issue, make or pay any dividend or other distribution of assets, whether consisting of money, other personal property, real property or other thing of value, to its shareholders (other than dividends or distributions solely to the Company);

                  4.3.23 deviate from past practice in the ordinary course with respect to maintenance of Inventory;

                  4.3.24 fail to maintain and comply with all applicable Laws and Orders, including, without limitation, all Governmental Approvals;

                  4.3.25 fail to maintain working capital components at such levels as are consistent with past practice and the Projections and appropriate in connection with the financing of the Company's and the Subsidiaries' operations;

                  4.3.26 fail to maintain Inventory levels as are consistent with past practice and the Projections and appropriate in connection with the operation of the Business;

                  4.3.27 make special or extraordinary payments to any Person; or

                  4.3.28 authorize any of, or commit or agree to take any of, the foregoing actions.

In addition to the foregoing, neither the Company nor any of the Subsidiaries nor any Seller shall take any action that would, or that could reasonably be expected to, result in (i) any of the representations and warranties of any Seller forth in this Agreement becoming untrue or (ii) any of the conditions to the consummation of the transactions contemplated by and set forth in this Agreement not being satisfied.

                  Section 4.4 Regulatory Matters. The Company, Purchaser and each Seller will make, or cause to be made, all other necessary governmental and regulatory filings, as soon as practicable after the date hereof, in order to facilitate prompt consummation of the transactions contemplated by this Agreement. In addition, the Company, Purchaser and each Seller will use their respective Best Efforts, and will cooperate fully with each other (i) to comply as promptly as practicable with all governmental requirements applicable to the transactions contemplated by this Agreement and (ii) to obtain as promptly as practicable all necessary Governmental Approvals and consents of all third parties necessary for the consummation of the transactions contemplated by this Agreement. The Company, Purchaser and each Seller shall use their respective Best Efforts to provide such information and communications to Governmental Authorities as such Governmental Authorities may request.

                  Section 4.5 Updated Financial Information. The Company has delivered to Purchaser complete copies of internal unaudited statements of earnings and balance sheets ("Interim Financial Statements") of the Company and the Subsidiaries for the period from June 1, 1998 through January 31, 1999. From the date hereof until the Closing Date (or the earlier termination of this Agreement), as soon as internally available and in any event within 25 days after the end of each calendar month of the Company, the Company shall deliver to Purchaser complete copies of monthly financial statements ("Monthly Financial Statements") for the preceding month. The Company and each Seller represents and covenants that, except for normal interim and year-end audit adjustments, the Interim Financial Statements and the Monthly Financial Statements referred to in the preceding two sentences have been or shall be prepared in accordance with GAAP consistently applied (except for changes required by GAAP), and do or shall fairly present in all material respects the consolidated financial condition and results of operations of the Company and the Subsidiaries as of the dates indicated and for the periods then ended.

                  Section 4.6 Transaction Proposals. From the date hereof until the Closing Date (or the earlier termination of this Agreement), neither any Seller, the Company nor the Subsidiaries shall authorize or permit its officers, directors, consultants, employees, shareholders, Affiliates, investment bankers, attorneys, advisors, auditors, representatives or agents to, directly or indirectly, (i) solicit, initiate or encourage the submission of inquiries, proposals or offers from any Person or group of Persons relating to any acquisition or purchase of any Assets of, or any equity interest in, the Company or any of the Subsidiaries, or any tender or exchange offer, merger, consolidation, business combination, recapitalization, restructuring, spin-off, liquidation, dissolution or similar transaction involving, directly or indirectly, the Company or any of the Subsidiaries, (each a "Transaction Proposal"), (ii) participate in any discussions or negotiations regarding any Transaction Proposal or furnish information about the Company or any of the Subsidiaries to any Person except to (x) lenders and other parties to agreements with the Company or any of the Subsidiaries (for the specific purpose set forth in such agreements, which in no event shall include a Transaction Proposal) and (y) Purchaser or its representatives, (iii) otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other Person to make or enter into a Transaction Proposal, or (iv) accept, approve or authorize, or enter into any agreement concerning any Transaction Proposal or dispose of any equity interest in the Company or any of the Subsidiaries. The Company, the Subsidiaries and each Seller shall, as applicable, cause their respective shareholders, Affiliates, agents, officers, directors, investment bankers, advisors, representatives and Affiliates to abide by the terms of this Section
4.6. In the
event that the Company, any of the Subsidiaries or any Seller receives or becomes aware of any Transaction Proposal, it shall promptly notify Purchaser in writing of such communication and keep Purchaser informed of any subsequent developments in connection therewith.

                  Section 4.7 Customers and Suppliers. The Company and the Subsidiaries shall each, as promptly as practicable after the date hereof, seek and use its Best Efforts to arrange such meetings and telephone conferences with all material customers and suppliers of the Company and the Subsidiaries as may be necessary and appropriate for Purchaser to conduct a comprehensive review of the Company's and the Subsidiaries' relations with customers and suppliers of the Company and the Subsidiaries.

                  Section 4.8 Backlog. On the Closing Date, the Sellers shall deliver to Purchaser a list prepared by the Company and the Subsidiaries of Contracts constituting their customer backlog as of the most recent practicable date prior to the Closing Date, which list shall be true, correct and complete.

                  Section 4.9 Arrangements with Employees. From the date hereof until the Closing Date, the Sellers, the Company and the Subsidiaries shall use their respective Best Efforts to retain employees of the Company and the Subsidiaries and permit Purchaser to approach and negotiate with any or all employees of the Company and the Subsidiaries, including, without limitation, managerial personnel, in an effort to persuade them to continue in the employ of the Company or any of the Subsidiaries following the Closing. The Sellers, the Company and the Subsidiaries shall use their respective Best Efforts to assist Purchaser in such negotiations.

                  Section 4.10 Permits and Approvals. Purchaser and each of the Sellers agrees to cooperate and use its Best Efforts to obtain (and will immediately prepare all registrations, filings and applications, requests and notices preliminary to all) Approvals and Permits that may be necessary or which may be reasonably requested by Purchaser to consummate the transactions contemplated by this Agreement.

                  Section 4.11 Third Party Consents. To the extent that any consent, approval or waiver of a third party with respect to any Contract is required in connection with the transactions contemplated by this Agreement, the Sellers, the Company and the Subsidiaries shall use their respective Best Efforts to obtain such consent, approval or waiver prior to the Closing Date and in the event that any such consent, approval or waiver is not obtained (but without limitation on Purchaser's rights under Section 9.3), the Sellers shall cooperate with Purchaser to ensure that Purchaser obtains the benefits of each such Contract. In addition, the Sellers shall, jointly and severally, indemnify and hold harmless Purchaser and the Company and the

Subsidiaries for and against any and all Losses as a result, directly or indirectly, of the failure to obtain any such consent, approval or waiver.

                  Section 4.12 Stockholders Representative Agreement. Each Stockholder has executed the Stockholders Representative Agreement, substantially in the form of Exhibit D (the "Stockholders Representative Agreement"), irrevocably appointing the Representative to act on its behalf in connection with the transactions contemplated by this Agreement, including, without limitation, the execution and delivery of all deeds, bills of sale, tax certifications and other certificates and documents to be delivered to Purchaser in connection herewith, and a fully-executed copy of such Stockholders Representative Agreement has been delivered to Purchaser. Each Stockholder shall indemnify and hold harmless each other Stockholder, the Representative, the Company and Purchaser for any actions taken by such Stockholder that are in violation of or inconsistent with the terms of the Stockholders Representative Agreement.

                  Section 4.13 Change Name. The Sellers shall cause the Partnership to change its name so as to not include "Phoenix Microwave", "Phoenix" or "Microwave", or any other trade names or trademarks used or held by the Company or any of the Subsidiaries.


                                   ARTICLE 5
                        ADDITIONAL CONTINUING COVENANTS

                  Section 5.1 Noncompetition. In consideration for the transactions contemplated by this Agreement, Constantinos Kamnitsis, Joseph J. Diesso, Bohdan Haluszczak and Romulo Gutierrez shall enter into their respective Noncompetition Agreements and deliver copies thereof to Purchaser, at or prior to the Closing. At the election of Purchaser, the terms of the Noncompetition Agreements may be contained in such individuals' respective Employment Agreements.

                  Section 5.2 Nondisclosure of Proprietary Data. After the Closing, none of the Sellers nor any of their Affiliates or representatives shall, at any time, make use of, divulge or otherwise disclose, directly or indirectly, any Intangible Personal Property or other proprietary data (including, but not limited to, any Customer List, record or financial information) concerning the Company, the Subsidiaries or the Business that any such Seller or any Affiliate or representative of such Seller may have learned as a shareholder, employee, officer, director or representative of the Company or any of the Subsidiaries. In addition, none of the Sellers nor any of their Affiliates or representatives shall make use of, divulge or otherwise disclose, directly or indirectly, to Persons other than Purchaser, any confidential information concerning the

Company, the Subsidiaries or the Business and which may have been learned in any such capacity. The provisions of this Section 5.2 shall be in addition to, and not in lieu of, the terms and provisions of Section 12.1.

                  Section 5.3 Refund Claims and Warranty Claims. Certain of the Customer Contracts grant or will grant the customer or another Person a right to reduce the contract price or receive a refund. Such claims by customers and other Persons under Contracts that constitute or include the Customer Contracts are referred to in this Agreement as "Refund Claims." Certain of the Customer Contracts also confer warranty and similar rights on customers or other Persons. Such claims under such rights are referred to in this Agreement as "Warranty Claims." Subject to Section 5.4, from and after the Closing, (a) the Sellers shall have full responsibility for all Refund Claims, Warranty Claims and the costs of all Warranty Work, to the extent such claims and costs exceed $250,000 in the aggregate (i) under all Customer Contracts that were or are completed before the Closing and (ii) with respect to all Products shipped by the Company or any of the Subsidiaries before the Closing and (b) Purchaser shall have full responsibility for all Refund Claims, Warranty Claims and the costs of all Warranty Work (i) with respect to Customer Contracts that were or are completed before the Closing and with respect to all Products shipped by the Company or any of the Subsidiaries before the Closing, to the extent such claims and costs are less than $250,000 in the aggregate, (ii) under all Customer Contracts entered into by the Company after the Closing and (iii) with respect to all Products shipped by the Company or any of the Subsidiaries after the Closing.

                  Section 5.4 Satisfaction of Warranty and Refund Claims. The Company and the Subsidiaries shall perform, as an independent contractor for the Sellers, all warranty work necessary to satisfy all valid Warranty Claims for which any Seller is responsible pursuant to Section 5.3 ("Warranty Work"). The principles set forth on Schedule 5.4 shall be used to calculate the costs of Warranty Work. The Sellers shall bear the costs of Warranty Work to the extent such costs, together with the aggregate amount of Refund Claims and Warranty Claims, exceed $250,000. In addition, the Sellers shall bear the full amount of any Refund Claims to the extent that such Refund Claims, together with the aggregate amount of Warranty Claims and the costs of Warranty Work, exceed $250,000. The Sellers shall be given reasonable access to the Company's and the Subsidiaries' relevant records and personnel to enable them to verify the costs of Warranty Work and the amount of any Refund Claims. Within 30 days of receipt thereof, the Representative, on behalf of the Stockholders, shall pay any invoice issued by the Company or any of the Subsidiaries in respect of Warranty Claims or Refund Claims. The Company and the Subsidiaries shall perform the Warranty Work competently and in a timely manner and shall bear full responsibility for any defects or claimed defects in any Warranty Work. Following the Closing, the Company and the Subsidiaries shall in general respond to and deal with customers bringing any Warranty Claims or Refund Claims for which any Seller is responsible pursuant to Section 5.3 in a manner consistent with the practices of the Company and the Subsidiaries prior to the Closing.

                  Section 5.5 Change Orders. Notwithstanding Sections 5.3 and 5.4, if, following the Closing, the Company or any of the Subsidiaries authorizes any change orders or amendments to any Contract that affect the obligations of the Company or any of the Subsidiaries under that Contract, the Sellers shall not be required to participate in or bear any cost respecting any Refund Claim or Warranty Claim connected with such change order or amendment.

                  Section 5.6  Tax Matters.

                  5.6.1 The Sellers shall cause the Company and the Subsidiaries to prepare and file all Tax Returns of the Company and the Subsidiaries due on or prior to the Closing Date, which shall be prepared and filed timely and on a basis consistent with existing procedures for preparing such Tax Returns in a manner consistent with prior practice with respect to the treatment of specific items on the Tax Returns; provided, however, that if the treatment of an item on any such Tax Return has not been provided by prior practice, the Sellers shall cause the Company and the Subsidiaries to report such items in a manner that would result in the least amount of Tax liability to the Company, the Subsidiaries, and Purchaser for periods ending after the Closing Date. Purchaser shall cause the Company and the Subsidiaries to prepare and file all Tax Returns of the Company due after the Closing Date, which Tax Returns, to the extent they relate to taxable periods beginning prior to, but including the Closing Date, and for the purpose of determining the Sellers' liability for Taxes, shall be prepared and filed timely and on a basis consistent with existing procedures for preparing such Tax Returns and in a manner consistent with prior practice with respect to the treatment of specific items on the Tax Returns, unless such treatment does not have sufficient legal support to avoid the imposition of penalties. In the event Sellers are liable under Section 11.10 hereof for Taxes due in connection with the Tax Returns described in the preceding sentence, Sellers (or the Representative) shall pay the amount of such liability to the Company immediately upon request or at least three business days prior to the filing of such Tax Returns, whichever is later.

                  5.6.2 Purchaser, the Company, the Subsidiaries, and the Sellers shall provide each other with such assistance as may reasonably be requested by the others in connection with the preparation of any Tax Return, any audit or other examination by any taxing authority, or any judicial or administrative proceedings relating to liabilities for Taxes. Such assistance shall include making employees available on a mutually convenient basis to provide additional information or explanation of material provided hereunder and shall include providing copies of relevant Tax Returns and supporting material. Purchaser, the Company, the Subsidiaries and the Sellers will retain for the full period of any statute of limitations and provide the others with any records or information which may be relevant to such preparation, audit, examination, proceeding or determination.


                                   ARTICLE 6
                 REPRESENTATIONS AND WARRANTIES OF THE SELLERS

                  Each Seller, jointly and severally, hereby represents, warrants and agrees for the benefit of Purchaser as follows:

                  Section 6.1 Organization and Standing of the Company and the Subsidiaries. Each of the Company and the Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all necessary corporate power and authority to own its properties and assets and to carry on the Business as the same has been and is currently conducted. Each of the Company and the Subsidiaries is duly qualified to transact business in all jurisdictions where the nature of its business or the ownership or leasing of its property requires such qualification. Each of the Company and the Subsidiaries has the power and authority to hold all rights, privileges, franchises, immunities, licenses, permits, authorizations and approvals (governmental and otherwise) necessary to carry on and conduct the Business as the same has been and is currently conducted.

                  Section 6.2 Authorization and Binding Obligation of the Stockholders. Each of the Stockholders and the Company has full power, authority and/or capacity to enter into and perform this Agreement (to the extent a party hereto) and each of the other Company Documents to be delivered by it pursuant hereto. All corporate or other action on the part of each of the Stockholders and the Company (as applicable) and the directors, officers, trustees and stockholders of each of the Stockholders and the Company (as applicable) necessary for the authorization, execution and delivery of this Agreement and the other Company Documents and for the performance of their respective obligations hereunder and thereunder, as the case may be, have been taken. Each of this Agreement and the other Company Documents to be delivered by the Company and the Stockholders pursuant hereto, when executed and delivered, shall constitute a valid and legally binding obligation of the Company and each Stockholder party thereto, enforceable against the Company and each such Stockholder in accordance with its terms, except as may be limited by (i) bankruptcy, insolvency, or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (whether enforcement is sought at law or in equity).

Section 6.3 Non-Contravention. Except as set forth on Schedule 6.3, neither the execution and the delivery by the Company and each of the Stockholders (to the extent a party thereto) of this Agreement or the other Company Documents, the performance by the Company and each of the Stockholders (to the extent a party thereto) of their respective obligations hereunder or thereunder, nor the performance or consummation by the Company and each of the Stockholders of the transactions contemplated hereby or thereby will (i) violate or conflict with any provision of the Certificate of Incorporation, By-laws or other organizational documents of the Company, any Subsidiary or any of the Stockholders (as applicable), (ii) violate or conflict with any Law or Order to which any Stockholder, the Company, the Subsidiaries or the Business is subject or bound, (iii) require the approval of or a filing or registration with any Governmental Authority, (iv) whether after notice or lapse of time or both, violate, breach or conflict with any provision of, result in the loss of a material benefit under, or permit the termination or acceleration of any Material Contract, (v) require any authorization, consent or approval of, exemption or other action by, or notice to, any party to any Material Contract or (vi) result in the creation or imposition of any Encumbrance upon any of the Assets. The Partnership and the Company is each its own "ultimate parent entity," as defined in 16 CFR 801.1(a)(3).

                  Section 6.4  Capitalization; Stock.

                  6.4.1 The authorized capital stock of the Company consists of 559,375 shares of common stock, $0.002 par value per share, of which 557,708 shares are outstanding and are validly issued, fully paid, and nonassessable.

                  6.4.2 Except as set forth in Section 6.4.1 above, there are no shares of capital stock or other equity or voting securities of the Company issued, reserved for issuance or outstanding. There are no outstanding bonds, debentures, notes or other indebtedness or other securities of the Company having the right to vote (or convertible into, or exchangeable or exercisable for, securities having the right to vote) on any matters on which stockholders of the Company may vote. Except as set forth in Section
                           6.4.1 above, there are no outstanding options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company or any of the Subsidiaries is a party or by which any of them is bound obligating the Company or any of the Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other securities of the Company or any of the Subsidiaries or obligating the Company or any of the Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are no outstanding contractual obligations, commitments, understandings or arrangements of the Company or any of the Subsidiaries to repurchase, redeem or otherwise acquire or make payment in respect of any shares of capital stock of the Company or any of the Subsidiaries or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any such Subsidiary or any other entity. Except as set forth in
                           Schedule 6.4, there are no proxies with respect to the shares of capital stock of the Company or any of the Subsidiaries and there are no agreements or understandings between or among any Persons which affect or relate to the voting or giving of written consents with respect to any security of the Company or any of the Subsidiaries. Except as set forth in Schedule 6.4, there are no agreements or arrangements to which the Company or any of the Subsidiaries is a party pursuant to which the Company is or could be required to register shares of Stock or other securities under the Securities Act of 1933, as amended. Neither the Company nor any of the Subsidiaries has adopted a shareholders' rights plan. All outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive or similar rights.

                  6.4.3 Schedule 6.4 contains a true, accurate, and complete list of the names of the shareholders of record of the Company and the number and class of shares of capital stock held of record by each shareholder of the Company. All issued and outstanding shares of capital stock of the Company are owned of record and beneficially by the Stockholders as set forth in Schedule 6.4. The shares of Stock set forth on Schedule 6.4 are owned by the Stockholders free and clear of any Encumbrances, liens, security agreements, claims, equities, charges, restrictions, voting agreements, proxies, options, rights of first refusal, calls, contractual rights or other interests.

                  6.4.4 The Company has no subsidiaries other than International, Limited and Monolithics, and does not own or hold or have the right to acquire any equity interest in any Person, directly or indirectly. Schedule 6.4 sets forth a description of the authorized and outstanding shares of capital stock of each of the Subsidiaries. All of the outstanding shares of capital stock of each of the Subsidiaries have been validly issued and are fully paid and non-assessable and not subject to preemptive or similar rights. The Company owns all of the issued and outstanding capital stock of Monolithics and Limited, and Limited owns all of the issued and outstanding stock of International, free and clear of all Encumbrances, and there are no outstanding options, warrants, or other rights in or with respect to the unissued or treasury shares of capital stock of International, Limited and Monolithics, or any other securities convertible into capital stock of International, Limited and Monolithics.

                  6.4.5 Schedule 6.4 sets forth the outstanding Indebtedness of the Company and the Subsidiaries. Except as set forth on Schedule 6.4, neither the Company nor any of the Subsidiaries is in conflict with or in default or violation of (with or without the giving of notice or lapse of time or both) of any of the material terms of such Indebtedness nor has any event or condition occurred which would give the holders of such Indebtedness the right to accelerate the maturity of or require repayment of such Indebtedness prior to its stated maturity.

                  Section 6.5 Ability to Perform Obligations. Neither the Company, the Subsidiaries nor any of the Stockholders is a party to, subject to, or bound by any agreement, Law or Order that could prevent or materially impair (i) the performance of any party's obligations under this Agreement,
(ii) the sale, conveyance, transfer and delivery of, or the right to sell, convey, transfer and deliver, any shares of the Stock, or

(iii) the carrying on of or the right to carry on the Business as currently constituted and conducted and as proposed to be conducted.

                  Section 6.6 Minute Books. The minute books of the Company and each of the Subsidiaries provided to Purchaser accurately reflect all actions and proceedings taken to date by their respective shareholders, boards of directors and committees, and such minute books contain true and complete copies of the charter documents of the Company and each of the Subsidiaries and all related amendments. The stock record books of the Company and each of the Subsidiaries reflect accurately all transactions in their capital stock of all classes.

                  Section 6.7 Dividends and Other Distributions. Since May 31, 1998, neither the Company nor any of the Subsidiaries has (i) amended its Certificate of Incorporation to alter its capital stock, (ii) declared, set aside, made or paid any dividend or other distribution of assets or securities whether consisting of money, property or any other thing of value, or (iii) purchased or redeemed any shares of its capital stock.

                  Section 6.8 Accounting Records; Internal Controls. The accounting records of the Company and the Subsidiaries that have been furnished to Purchaser accurately and validly reflect, in all material respects, the consolidated operations and financial position of the Company and the Subsidiaries for the periods covered thereby. Such accounting records will be available to Purchaser following the Closing Date.

                  Section 6.9  Financial Statements; Changes; Contingencies.

                  6.9.1 Audited Financial Statements. Copies of the audited consolidated balance sheets of the Company and the Subsidiaries as of May 31, 1998 (the "May 31 Balance Sheet") and May 31, 1997 and 1996, and the related consolidated statements of income and cash flow for the fiscal years ended May 31, 1998, 1997 and 1996, and the notes thereto (collectively, the "Audited Financial Statements"), duly certified by the Chief Financial Officer of the Company, have been furnished to Purchaser. The Audited Financial Statements (a) have been prepared in accordance with GAAP applied on a consistent basis during the periods covered thereby, (b) fairly present the consolidated financial condition of the Company and the Subsidiaries as of such dates and the consolidated results of the operations of the Company and the Subsidiaries for the periods covered thereby, (c) contain and reflect all necessary adjustments and accruals for a fair presentation of the Company's and the Subsidiaries' consolidated financial condition and the consolidated results of operations of the Company and the Subsidiaries for the periods covered thereby, (d) contain and reflect adequate provisions for all reasonably anticipated liabilities for all Taxes, with respect to the periods covered thereby and all prior periods, (e) contain and reflect adequate reserves for all anticipated losses, obligations (contingent or otherwise), claims and costs (except no representation is made with respect to inventory and warranty reserves on the May 31 Balance Sheet to the extent such reserves are included in the January 31, 1999 consolidated balance sheet delivered to Purchaser pursuant to Section 4.5),
                           (f) with respect to Contracts and commitments for the sale of goods or the provision of services by the Company or the Subsidiaries (including, without limitation, all Customer Contracts), contain and reflect adequate reserves for all anticipated losses, returns and allowances and costs in excess of anticipated receipts, and (g) do not reflect items resulting directly from the transactions contemplated by this Agreement. The projections, dated November 5, 1998, provided to Purchaser ("Projections") were prepared in good faith by the Company and the Subsidiaries based on reasonable assumptions, and to the Sellers' Knowledge, no event or condition relating to the Company, any of the Subsidiaries or the Business has occurred that would make the Projections inaccurate or misleading in any material respect.

                  6.9.2 No Material Adverse Changes. Since May 31, 1998, whether or not in the ordinary course of business, there has not been, occurred or arisen: (i) any change in or event affecting the Company, any of the Subsidiaries or the Business that has had or may reasonably be expected to have a Material Adverse Effect; (ii) any strike or other labor dispute affecting the Company, any of the Subsidiaries or the Business; (iii) any casualty, loss, damage or destruction (whether or not covered by insurance) of any material Asset; or (iv) any agreement, condition, action, omission or event which would be proscribed (or require consent) under Section 4.3 had it existed, occurred or arisen after the date of this Agreement.

                  6.9.3 Absence of Undisclosed Liabilities. As of May 31, 1998, neither the Company nor any of the Subsidiaries had any Liabilities and Costs which were required to be but were not reflected on the May 31 Balance Sheet. Since May 31, 1998, neither the Company nor any of the Subsidiaries has incurred any Liabilities and Costs which were required to be but were not reflected in the Interim Financial Statements or the Monthly Financial Statements.

                  Section 6.10 Accounts Receivable. All Receivables accrued on the May 31 Balance Sheet and all Receivables that have arisen since May 31, 1998 (i) resulted from valid sales in the ordinary course of business of the Company and the Subsidiaries and represent fully completed bona fide transactions that require no further act on the part of the Company or the Subsidiaries to make such Receivables payable by the account debtors; (ii) to the Sellers' Knowledge, were, and are, not subject to any claim, counterclaim, offset or deduction; (iii) represent valid obligations owing to the Company or the Subsidiaries by account debtors that are not Affiliates of the Company or the Subsidiaries, which are enforceable in accordance with their respective terms; (iv) are not more than 30 days' past due (except as set forth on Schedule 6.10); and (v) were, and are, owned by the Company or the Subsidiaries free and clear of all Encumbrances.

                  Section 6.11 Inventory. All Inventory of the Company and the Subsidiaries consists of items of a quality and quantity useable and saleable in the ordinary course of business of the Company and the Subsidiaries without mark-down or discount, is of good merchantable quality and is fit for the particular purpose for which it is intended. The value of obsolete, damaged or excess Inventory and of Inventory below standard quality has been written down on the May 31 Balance Sheet or, with respect to Inventory purchased since May 31, 1998, on the books and records of the Company or the Subsidiaries and in the Interim Financial Statements or the Monthly Financial Statements, to ascertainable market value, or adequate reserves have been provided therefor, in accordance with GAAP. Except as set forth on Schedule 6.11, all such Inventory is owned by the Company or one of the Subsidiaries free and clear of any Encumbrances, other than Permitted Encumbrances, and is located on property owned or leased by the Company or one of the Subsidiaries (each such location being listed on Schedule 6.11) or is in transit to one of such locations. No items included in such Inventory are held by the Company or the Subsidiaries on consignment from others or held by others on consignment from the Company or any of the Subsidiaries.

                  Section 6.12 Intangible Personal Property. Schedule 6.12 sets forth, as of the date hereof, (i) a true and accurate identification of each registered and unregistered fictitious business name, trademark, service mark, trade name, Internet domain name and slogan, and each registration and application for any of the foregoing, constituting a part of the Intangible Personal Property; (ii) a true and complete schedule of each statutory, common law and registered copyright, and each registration and application therefor constituting a part of the Intangible Personal Property; (iii) a true and complete schedule of each patent and associated invention, industrial model, process and design, technical information, know-how and operating, maintenance or other manual and each registration and application for any of the foregoing, constituting a part of the Intangible Personal Property; (iv) each item of "software" and associated documentation constituting a part of the Intangible Personal Property; (v) a true and complete list, without extensive or revealing descriptions, of each trade secret constituting a part of the Intangible Personal Property, including each related process or item of know-how or other technical data, and including as to each such trade secret, the specific location of each writing, computer program or other tangible medium containing its complete description, specifications, source codes, charts, procedures, manuals and other descriptive material relating to it; and
(vi) a true and complete list of each Contract to which the Company or any of the Subsidiaries is a party either as licensee or licensor relating to any item of the Intangible Personal Property. Except as indicated on Schedule 6.12:

                  6.12.1 the Company and/or the Subsidiaries is the owner of all right, title and interest in and to each item of the Intangible Personal Property, free and clear of all Encumbrances;

                  6.12.2 all patents, copyrights and other state and federal registrations and all applications therefor listed on Schedule 6.12 are valid and in full force and effect and are not subject to any Taxes, maintenance fees or actions falling due within 120 days after the date hereof;

                  6.12.3 there are no pending claims, actions, judicial or other adversary proceedings, disputes or disagreements involving the Company or any of the Subsidiaries concerning any item of the Intangible Personal Property, and, to the Sellers' Knowledge, no such action, proceeding, dispute or disagreement is threatened;

                  6.12.4 the Company and the Subsidiaries have the right and authority to use each item of the Intangible Personal Property in perpetuity; such use did not and will not conflict with, infringe upon, or violate any patent or other proprietary right of any other Person, and neither the Company nor any of the Subsidiaries has infringed and are not now infringing upon any proprietary right belonging to any other Person;

                  6.12.5 with respect to each trade secret comprising a part of the Intangible Personal Property, such trade secret is valid and protectible, and such trade secret's documentation is current, accurate, and sufficient in detail and content to identify and explain it, and to allow its full and proper use without reliance on the special knowledge or memory of others;

                  6.12.6 each of the Company and the Subsidiaries has taken all reasonable security measures to protect the secrecy, confidentiality and value of its trade secrets; and

                  6.12.7 all trade secrets of the Company and the Subsidiaries are presently valid and protectible, and are not part of the public knowledge or literature, nor to the Sellers' Knowledge have they been used, divulged or appropriated for the benefit of any Person other than the Company and the Subsidiaries or to the detriment of the Company and the Subsidiaries.

                  Section 6.13 Real Property. Schedule 6.13 contains a true and complete list and brief description of all Real Property which the Company and the Subsidiaries use, have the right to use or require in the operation of the Business and, to the Sellers' Knowledge, any imperfections concerning such parcels which affect title or the interest of the Company or any of the Subsidiaries to such Real Property.

                  6.13.1 The Company and the Subsidiaries have the right to occupy all Real Property used in connection with the operation of the Business pursuant to valid and enforceable lease agreements, true and correct copies of which are set forth in Schedule 6.13. Each of Company and the Subsidiaries has complied with the terms of the lease agreements set forth in
                           Schedule 6.13 to which it is a party, and no event or condition has occurred and is continuing (without regard to notice or lapse of time, or both) would constitute a breach or default of any such lease agreement.

                  6.13.2 None of the buildings, structures or improvements located on the parcels of Real Property encroaches upon or over any adjoining real estate or any easement or right-of-way or

                           "setback" line and, all such buildings, structures and improvements are located and constructed in material conformity with all Laws (including, without limitation, zoning ordinances and building codes) applicable to such buildings, structures and improvements. The use, operation and maintenance by the Company and the Subsidiaries of the Real Property as currently used, operated and maintained by the Company and the Subsidiaries, and the conduct of the Business as currently conducted by the Company and the Subsidiaries, do not violate and have not violated any local zoning or similar land use laws or any other applicable Law or Order. The current use of the Real Property is not dependent on a nonconforming use or is not in violation of any local zoning or similar land use law or other governmental regulation.

                  6.13.3 The Real Property is adequately serviced by all utilities necessary for the effective operations of the Business and has not, during the last two years, experienced any material interruption in the delivery of adequate quantities of any utilities (including, without limitation, electricity, natural gas, potable water, water for cooling or similar purposes and fuel oil, but excluding any electricity interruption due to storm damage) or other public services, including, without limitation, sanitary and industrial sewer services, required by the Company and the Subsidiaries in the operation of the Business.

                  6.13.4 No condemnation or eminent domain proceedings have been initiated by service of process on the Company or any of the Subsidiaries which relate to the Real Property, and no such proceedings are, to the Sellers' Knowledge, threatened or have been filed by any relevant governmental authority with respect to the Real Property.

                  Section 6.14 Tangible Personal Property. Schedule 6.14 sets forth (i) a description, including the location, of each item of the Tangible Personal Property owned by the Company or any of the Subsidiaries having either a depreciated book value or estimated fair market value in excess of $25,000, or not owned by the Company or any of the Subsidiaries but in the possession of or used by the Company or any Subsidiary in the operation of the Business and having rental payments therefor or an economic value to the Business in excess of $25,000 per year; and (ii) a description of the owner of, and any Contract relating to the use of, each such item of the Tangible Personal Property not owned by the Company or any of the Subsidiaries and the circumstances under which such property is used. Except as disclosed on Schedule 6.14:

                  6.14.1 the Company and/or the Subsidiaries have good and marketable title to or a valid and enforceable leasehold interest in each item of the Tangible Personal Property, free and clear of all Encumbrances other than Permitted Encumbrances;

                  6.14.2 each item of the Tangible Personal Property is in good operating condition and repair, usable in the ordinary course of business, and the operation thereof as conducted during the twelve-month period prior to the date hereof, as presently conducted and as proposed to be conducted is not in any material respect in violation of any applicable building code, zoning ordinance or other Law including, without limitation, applicable Environmental Laws;

                  6.14.3 no item of the Tangible Personal Property has been furnished to the Company or any Subsidiary by a customer or other Person other than in connection with a bona fide sale or lease transaction; and

                  6.14.4 during the past three years, there has not been any significant interruption in the operations of the Company or any of the Subsidiaries due to inadequate maintenance of any item of the Tangible Personal Property.

                  Section 6.15 Insurance. The Company and the Subsidiaries are, and at all times during the past two years have been, insured with reputable insurers against all risks normally insured against by companies in similar lines of business, and all of the insurance policies and bonds maintained by them are in full force and effect. Schedule 6.15 lists all insurance policies and bonds that are material to the Company and the Subsidiaries. Neither the Company nor any of the Subsidiaries is in default under any such policy or bond. The Company and the Subsidiaries have timely filed claims with insurers with respect to all material matters and occurrences for which they have coverage. All insurance policies maintained by the Company and the Subsidiaries will remain in full force and effect and to the Sellers' Knowledge may reasonably be expected to be renewed on comparable terms following consummation of the transactions contemplated by this Agreement (subject to the Company's continuing compliance with the applicable terms thereof and any right of insurers to terminate without cause), and neither the Company nor any of the Subsidiaries has received any notice or other indication from any insurer or agent of any intent to cancel or not so renew any of such insurance policies. The Company and the Subsidiaries have complied with and implemented in all material respects all outstanding (i) requirements of and recommendations of any insurance company that has issued a policy with respect to any of the material properties and assets of the Company and the Subsidiaries and (ii) requirements and recommendations of any Governmental Authority with respect to any such insurance policy.

                  Section 6.16 Accounts Payable. All of the accounts payable on the May 31 Balance Sheet and all accounts payable that have arisen since May 31, 1998 arose from bona fide purchases of goods and services in the ordinary course of business of the Company and the Subsidiaries.

                  Section 6.17 Tax Matters.

                  For the purposes of this Section 6.17, the Company and the Subsidiaries shall be deemed to include any predecessor of the Company or the Subsidiaries or any person or entity from which the Company or the Subsidiaries incurs a liability for Taxes as a result of transferee liability. Except as stated in Schedule 6.17:

                  6.17.1 The Company and the Subsidiaries have duly and timely filed (and prior to the Closing Date will duly and timely file) all Tax Returns due on or prior to the Closing in all jurisdictions (whether federal, state, local or foreign) in which any such returns were due. All such Tax Returns were prepared in accordance with applicable Law and were true, complete and correct. All Taxes shown as due and payable on such Tax Returns have been paid (or will be), and there is no current liability for any Taxes due and payable in connection with any such Tax Returns. Any charges, accruals and reserves for Taxes provided for on the financial statements delivered or to be delivered pursuant to Sections
                           4.5 and 6.9.1 are adequate. There are no existing Encumbrances for Taxes upon any of the Assets, except for Permitted Encumbrances. The Company and the Subsidiaries have provided the Purchaser with a copy of all Tax Returns filed by the Company and the Subsidiaries for the past five completed fiscal years. All applicable sales Taxes, to the extent due, were paid by the Company or the Subsidiaries when the Assets were acquired by the Company or the Subsidiaries;

                  6.17.2 The Company and the Subsidiaries have (i) withheld all required amounts from its employees, agents, contractors and nonresidents and remitted such amounts to the proper agencies; (ii) paid all employer contributions and premiums and (iii) filed all federal, state, local and foreign Tax Returns with respect to employee income tax withholding, and social security and unemployment taxes and premiums, all in compliance with the withholding tax provisions of the Code and other applicable laws;

                  6.17.3 None of the Assets is tax exempt use property under Code Section 168(h). None of the Assets is property that the Company and the Subsidiaries are required to treat as being owned by any other person pursuant to the safe harbor lease provision of former Code Section 168(f)(8);

                  6.17.4 No portion of the cost of any of the Assets was financed directly or indirectly from the proceeds of any tax exempt state or local government obligation described in Code Section 103 (a);

                  6.17.5 Neither the Company nor any of the Subsidiaries other than International has (nor has the Company or any of the Subsidiaries other than International previously had) any permanent establishment in any foreign country and neither the Company nor any of the Subsidiaries other than International engages (nor has the Company or any of the Subsidiaries other than International previously engaged) in a trade or business within the meaning of the Code relating to the creation of a permanent establishment in any foreign country;

                  6.17.6 Neither the Company, the Subsidiaries nor any of the Stockholders is a foreign person within the meaning of Code Section 1445;

                  6.17.7 Neither the Code nor any other provision of Law requires Purchaser to withhold any portion of the Purchase Price;

                  6.17.8 There is no Tax sharing or other Tax-related agreement in effect among or between the Company and the Subsidiaries and any other Person. Neither the Company nor any of the Subsidiaries is subject to any partnership, joint venture or other arrangement which is treated as a partnership for Federal or state income Tax purposes;

                  6.17.9 Neither the Company nor any of the Subsidiaries is a "United States real property holding corporation" as defined in Section 897(c)(1) of the Code;

                  6.17.10 Neither the Company nor any Subsidiary has ever been a member of any consolidated, combined or unitary group for federal, state, local or foreign Tax purposes;

                  6.17.11 The federal income Tax Returns of the Company and each of the Subsidiaries have been examined by the IRS, or have been closed by the applicable statute of limitations, for all periods through December 31, 1994; the state Tax Returns of the Company and each of the Subsidiaries have been examined by the relevant agencies or such returns have been closed by the applicable statute of limitations for all periods through December 31, 1994; no deficiencies or reassessments for any Taxes have been proposed, asserted or assessed against the Company or any of the Subsidiaries by any federal, state, local or foreign taxing authority;

                  6.17.12 Neither the Company nor any Subsidiary has executed or filed with any taxing authority (whether federal, state, local or foreign) any agreement or other document extending or having the effect of extending the period for assessment, reassessment or collection of any Taxes, and no power of attorney granted by the Company or any Subsidiary with respect to any Taxes is currently in force;

                  6.17.13 No federal, state, local or foreign Tax audits or other administrative proceedings, discussions or court proceedings are presently pending with regard to any Taxes or Tax Returns of the Company or the Subsidiaries and no additional issues are being asserted against the Company or the Subsidiaries in connection with any existing audits of the Company or any Subsidiary;

                  6.17.14 Neither the Company nor any Subsidiary has entered into any agreement relating to Taxes which affects any taxable year ending after the Closing Date;

                  6.17.15 Neither the Company nor any Subsidiary has agreed to and is not required to make any adjustment by reason of a change in accounting methods that affects any taxable year ending after the Closing Date. Neither the IRS nor any other agency has proposed any such adjustment or change in accounting methods that affects any taxable year ending after the Closing Date. Neither the Company nor any Subsidiary has an application pending with any taxing authority requesting permission for any changes in accounting methods that relate to its business or operations and that affects any taxable year ending after the Closing Date;

                  6.17.16 Neither the Company nor any Subsidiary has consented to the application of Code section 341(f); and

                  6.17.17 There is no contract, agreement, plan or arrangement covering any employee or former employee of the Company or any Subsidiary that, individually or collectively, could give rise to the payment by the Company or any Subsidiary of any amount that would not be deductible by reason of Code section 280G.

                  Section 6.18 Litigation. Schedule 6.18 sets forth an accurate and complete description of every pending or, to the Sellers' Knowledge, threatened adverse claim, dispute, governmental investigation, suit, action (including, without limitation, nonjudicial real or personal property foreclosure actions), arbitration, legal, administrative or other proceeding of any nature, domestic or foreign, criminal or civil, at law or in equity, by or against or otherwise affecting the Company or any of the Subsidiaries. The Company and the Subsidiaries have delivered to Purchaser copies of all relevant court papers and other documents relating to the matters referred to on Schedule 6.18. Except as disclosed on Schedule 6.18:

                  6.18.1 no such matter or matters, if decided adversely to the Company or any of the Subsidiaries, could reasonably be expected to result in liability in excess of $25,000 or have an adverse effect on the transactions contemplated by this Agreement;

                  6.18.2 neither the Company nor any of the Subsidiaries is in default with respect to any Order by which it is bound or to which its property or any Assets is subject and there exists no Order enjoining or requiring the Company or any of the Subsidiaries to take any action of any kind;

                  6.18.3 neither the Company nor any of the Subsidiaries nor, to the Sellers' Knowledge, any officer, director or employee of the Company or any of the Subsidiaries has been permanently or temporarily enjoined by any Order from engaging in or continuing any conduct or practice in connection with the operation or the management of the Company, the Subsidiaries or the Business; and

                  6.18.4 to the Sellers' Knowledge, no basis exists for any claim, investigation, suit or proceeding which, if decided adversely to the Company or any of the Subsidiaries, could result in liability in excess of $25,000 or have an adverse effect on the transactions contemplated by this Agreement.

                  Section 6.19 Labor Relations. Neither the Company nor any of the Subsidiaries is a party to or is subject to any collective bargaining agreement, and there are no strikes or other labor disputes against the Company or any of the Subsidiaries pending or, to the Sellers' Knowledge, threatened. The Company and the Subsidiaries have complied in all material respects with all Labor Agreements and all Laws relating to the employment of labor, including those related to wages, hours, collective bargaining, occupational safety, and the payment of social security and other payroll related Taxes, and neither the Company nor any of the Subsidiaries has received any notice alleging a failure to comply in any material respect with any Law or Order relating to the employment of labor. No material controversies, disputes or proceedings are pending or, to the Sellers' Knowledge, threatened against the Company or any of the Subsidiaries with respect to their employees. As of the date hereof, to the Sellers' Knowledge, there are no activities or proceedings of any labor union to organize non-unionized employees. All payments due from the Company or any of the Subsidiaries for which any claim may be made against the Company or any of the Subsidiaries on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the financial statements of the Company and the Subsidiaries, except as disclosed on
Schedule 6.19. Except as disclosed on Schedule 6.19, no present or former employee, officer, consultant or director of the Company or any of the Subsidiaries will have as of the Closing Date any claim against the Company, any of the Subsidiaries, any Seller or Purchaser for any matter, including without limitation (i) overtime pay for work done through the Closing Date,
(ii) wages or salary for work done through the Closing Date, (iii) vacation time off or pay in lieu of vacation time off for the period through the Closing Date, (iv) any violation of any Law relating to minimum wages or maximum hours, workplace conditions, or any other matter, or (v) injuries or other damages which are not fully covered by the insurance policies of the Company or the Subsidiaries. Except as disclosed on Schedule 6.19, there are no employment agreements, severance agreements, change of control agreements or similar agreements covering the employees, officers, directors or consultants of the Company or any of the Subsidiaries.

                  Section 6.20 Employee Benefits.

                  6.20.1 Neither the Company, the Subsidiaries nor any ERISA Affiliate maintains or contributes to any Plan other than the Plans listed on Schedule 6.20 hereto, and no ERISA Affiliate maintains or contributes to any Multiemployer Plan.

                  6.20.2   Each Plan which is intended to be qualified under
                           Section 401(a) of the Code has been determined by the IRS to be so qualified, and each trust related to any such Plan has been determined to be exempt from federal income tax under Section 501(a) of the Code. Except as disclosed on Schedule 6.20, neither the Company, the Subsidiaries nor any ERISA Affiliate maintains or contributes to any employee welfare benefit plan within the meaning of Section 3(1) of ERISA which provides benefits to employees after termination of employment other than as required by Section 601 of ERISA.

                  6.20.3 Neither the Company, the Subsidiaries nor any ERISA Affiliate has materially breached any of the responsibilities, obligations or duties imposed on it by ERISA or regulations promulgated thereunder with respect to any Plan. No Plan has incurred any accumulated funding deficiency (as defined in Section 302(a)(2) of ERISA and Section 412(a) of the
                           Code), whether waived or not waived. With respect to each Plan, the market value of assets (exclusive of any contribution due to the Plan) equals or exceeds the present value of benefit liabilities as of the latest actuarial valuation date for such Plan (but not prior to twelve months prior to the date hereof), determined on the basis of a shutdown of the Business in accordance with actuarial assumptions used by the PBGC in single-employer plan terminations and since its last valuation date, there have been no amendments to such Plan that materially increased the present value of accrued benefits nor any other material adverse changes in the funding status of such Plan. Neither the Company, the Subsidiaries nor any ERISA Affiliate nor any fiduciary of any Plan which is not a Multiemployer Plan (i) has engaged in a nonexempt "prohibited transaction" described in Section 406 of ERISA or Section 4975 of the Code or (ii) has taken or failed to take any action which would constitute or result in a Termination Event. Neither the Company, the Subsidiaries nor any ERISA Affiliate has incurred any liability to the PBGC which remains outstanding other than the payment of premiums, and there are no premium payments which have become due which are unpaid. Schedule B to the most recent annual report filed with the IRS with respect to each Plan is complete and accurate. Since the date of each such Schedule B, there has been no adverse change in the funding status or financial condition of the Plan relating to such Schedule B. Since its last valuation date, there have been no amendments to such Plan that increase the present value of accrued benefits.

                  6.20.4 Neither the Company, the Subsidiaries nor any ERISA Affiliate has (i) failed to make a required contribution or payment to a Multiemployer Plan or
                           (ii) made a complete or partial withdrawal under Sections 4203 or 4205 of ERISA from a Multiemployer Plan, nor has the Company, any of the Subsidiaries or any ERISA Affiliate suffered a 70% decline in its contribution base units within the meaning of
                           Section 4205(h)(1)(j) of ERISA in any Plan Year beginning after 1979. Neither the Company, the Subsidiaries nor any ERISA Affiliate has failed to make a required installment or any other required payment under Section 412 of the Code on or before the due date for such installment or other payment. Neither the Company, the Subsidiaries nor any ERISA Affiliate is required to provide security to a Plan under Section 401(a)(29) of the Code due to a Plan amendment that results in an increase in current liability for the plan year.

                  Section 6.21 Certain Interests. Except with respect to the Lease Agreement and the Assignment of Lease Agreement, which will be terminated at the Closing, no Affiliate of the Company, any of the Subsidiaries or any Stockholder nor any officer or director of the Company, any of the Subsidiaries or any Stockholder, nor Associate of any such Person, has any interest in any property or asset used or owned by the Company or any of the Subsidiaries. The consummation of the transactions contemplated by this Agreement will not (either alone, or upon the occurrence of any act or event, or with the lapse of time, or both) result in any benefit or payment (severance or other) arising or becoming due from the Company or, any of the Subsidiaries or the successors or assigns of the Company or, any of the Subsidiaries to any Person.

                  Section 6.22 Intercompany Transactions. Except as set forth on Schedule 6.22, neither the Company nor any of the Subsidiaries has engaged in a transaction with an Affiliate, any Stockholder or any Affiliate or Associate of any Stockholder. Neither the Company or any of the Subsidiaries has nor, upon consummation of the transactions contemplated hereby will have, any liabilities or obligations to an Affiliate, any Stockholder or any Affiliate or Associate of any Stockholder and none of the Stockholders or such Affiliates or Associates has or, upon consummation of the transactions contemplated hereby will have, any obligations to the Company or any of the Subsidiaries. The consummation of the transactions contemplated hereby will not (either alone, or upon the occurrence of any act or event, or with the lapse of time, or both) result in any payment arising or becoming due from the Company or any of the Subsidiaries or any of their respective successors or assigns to an Affiliate, any Stockholder or any Affiliate or Associate of any Stockholder.

                  Section 6.23 Governmental Approvals; Compliance with Laws. The Company and the Subsidiaries possess all Governmental Approvals, including, without limitation, all Environmental Permits, necessary to operate the Business. To the Sellers' Knowledge, all such Governmental Approvals are in full force and effect, the Company and the Subsidiaries are in compliance with their requirements, and no proceeding is pending or, to the Sellers' Knowledge, threatened to revoke or amend any of them. Schedule 6.23 hereto contains a complete list of all such Governmental Approvals. The operations of the Company and the Subsidiaries comply in all material respects with all applicable Laws, including, without limitation, all Environmental Laws. Neither the Company nor any of the Subsidiaries is subject to any investigation, judicial or administrative proceeding, or Order of or by a Governmental Authority.

                  Section 6.24 Customer Lists. The Sellers have provided Purchaser with a correct and current list of all customers of the Company and the Subsidiaries who purchased more than $150,000 of Products from the Company and/or the Subsidiaries during their last fiscal year, together with summaries of the sales made to each such customer during the Company's last fiscal year. The Sellers have provided Purchaser with a full and complete list of the customers of the Company and the Subsidiaries since January 1, 1996 who purchased more than $150,000 in any twelve-month period since January 1, 1996. The Company and the Subsidiaries have maintained good business relationships with their respective customers. No material customer has decreased materially or, to the Sellers' Knowledge, threatened to decrease materially its purchases of Products from the Company or any of the Subsidiaries in the last 18 months. Since January 1, 1996, to the Sellers' Knowledge, there has been no termination, cancellation, or limitation of, or any material modification or change in, the business relationship of the Company and the Subsidiaries with any material customer. The consummation of the transactions contemplated hereby will not, to the Sellers' Knowledge, adversely affect the relationship between the Company or any of the Subsidiaries and any material customers.

                  Section 6.25 Environmental Matters. For purposes of Section
6.25.1 through 6.25.9, inclusive, the "Company and the Subsidiaries" shall be deemed to include any predecessor to the Company and the Subsidiaries and any Persons from which the Company and the Subsidiaries have assumed liabilities by contract, operation of Law, or otherwise. Except as disclosed on Schedule 6.25:

                  6.25.1 The Company and the Subsidiaries, and the operation of the Business, are in compliance with all applicable Environmental Laws and neither the Company nor any of the Subsidiaries has received a notice, demand, letter, claim or request for information indicating that Company and the Subsidiaries may be in violation of or liable under any Environmental Law;

                  6.25.2 There is no civil, criminal, or administrative action, suit, demand, claim, notice of violation, investigation, or proceeding pending against the Company and the Subsidiaries or, to the Sellers' Knowledge, threatened against the Company and the Subsidiaries relating in any way to Environmental Laws;

                  6.25.3 To the Sellers' Knowledge, there are no facts or circumstances that material capital expenditures will likely be required within five years of the Closing Date to maintain compliance with all current and any currently pending or proposed Environmental Laws. Neither the Company nor any of the Subsidiaries has actual or potential liability for indemnity or similar obligations with respect to any third party under any Environmental Law;

                  6.25.4 The Company and the Subsidiaries possess all permits, licenses, authorizations, and approvals required under applicable Environmental Laws ("Environmental Permits") and all such Environmental Permits are currently maintained in full force and effect. Neither the Company nor any of the Subsidiaries has received notice or other communication, and to the Sellers' Knowledge there are no facts or circumstances, that any such Environmental Permits may be suspended, revoked or modified by any Governmental Authority. Schedule
                           6.25.4 contains a true and complete listing of all such Environmental Permits;

                  6.25.5 No Hazardous Substances have been placed, stored, buried, released, dumped or disposed of in quantities requiring investigation or cleanup, or otherwise in a manner that could form the basis of liability under Environmental Laws, on the properties of the Company or the Subsidiary, nor to the Sellers' Knowledge, at any offsite location, including any storage, treatment or disposal facility. No cleanup has occurred at any property owned or operated by the Company or any of the Subsidiaries that could reasonably be expected to result in the assertion or creation of an Encumbrance on such property by any Governmental Authority with respect thereto, nor has any such assertion of an Encumbrance been made by any Governmental Authority;

                  6.25.6 Neither the Company nor any of the Subsidiaries has received a notice or other communication from any Governmental Authority or other Person seeking information in connection with, or advising it that it is responsible for, or potentially responsible for, costs with respect to a release, a threatened release or a clean-up of Hazardous Substances generated, stored, treated, disposed of or transported by or for the Company or any of the Subsidiaries;

                  6.25.7 There is not at, on or in any property owned or operated by the Company or any of the Subsidiaries
                           (i) any friable asbestos- containing material; (ii) any poly-chlorinated biphenyls or lead- based paint in concentrations that would impose regulatory obligations on the Company or the Subsidiaries; or
                           (iii) other than naturally occurring radioactive materials that are present at the property such as radon, any radioactive material including but not limited to, any source, special nuclear or byproduct material as defined in 42 U.S.C.ss.2011 et seq., as amended or hereafter amended;

                  6.25.8 There are no underground storage tanks or regulated surface impoundments at, on or in any property owned or operated by the Company or the Subsidiaries.
                           Schedule 6.25.8 contains a true and complete list of any such tanks or impoundments; and

                  6.25.9 The Company and the Subsidiaries have provided Purchaser copies of all environmental reports, studies, assessments, and sampling data ("Environmental Reports") within their possession that have been issued within the past six years by or for the Company and the Subsidiaries, or by any Governmental Authority, relating to the property or operations of the Company and the Subsidiaries. Schedule 6.25.9 contains a true and complete list of all such Environmental Reports.

                  Section 6.26 Suppliers. The Company and the Subsidiaries have good business relationships with all suppliers that are material to the Business. Except as set forth on Schedule 6.26, no material supplier of materials or services to the Company or any of the Subsidiaries has during the last 18 months decreased materially or, to the Sellers' Knowledge, threatened to decrease or limit materially, except upon the request of the Company or any of the Subsidiaries, its provision of such materials or services. To the Sellers' Knowledge, there has not occurred any termination, cancellation, or limitation of, or any material modification or change in, the business relationships of the Company or any of the Subsidiaries with any supplier of materials or services within the last 18 months. The consummation of the transactions contemplated hereby will not, to the Sellers' Knowledge, adversely affect the relationships between the Company or any of the Subsidiaries and any such supplier.

                  Section 6.27 Brokers, Finders. Other than Howard, Lawson & Co. (whose fees will be paid by the Representative, on behalf of the Stockholders), neither this Agreement nor the sale and purchase of the Stock nor any other transactions contemplated by this Agreement was induced by or procured through or otherwise involved in any way any Person acting on behalf of or representing the Company, the Subsidiaries or any Stockholder as broker, finder, investment banker, financial advisor or in any similar capacity.

                  Section 6.28 Material Contracts.

                  6.28.1 Schedule 6.28 lists each Contract to which the Company or any of the Subsidiaries is a party or to which the Company or any of the Subsidiaries is subject or bound that (a) is a Customer Contract that provides for payments to or performance by the Company or any of the Subsidiaries in an amount equal to or in excess of $100,000 in the aggregate,
                           (b) represents a Contract upon which the Company or any of the Subsidiaries is substantially dependent or the absence of which could have a Material Adverse Effect, (c) is a supplier, vendor or other Contract that provides for payments by the Company or any of the Subsidiaries in excess of $50,000 per annum and which cannot be terminated by the Company or any such Subsidiary after the Closing in accordance with its terms upon not more than 30 days' notice without penalty or cost, (d) limits or restricts the ability of the Company or any of the Subsidiaries to compete or otherwise to conduct its business in any manner or place, (e) provides for a guaranty or indemnity by the Company or any of the Subsidiaries, (f) grants a power of attorney, agency or similar authority to another Person, (g) has an unexpired term as of the date hereof in excess of two years,
                           (h) provides for the sale of assets outside the ordinary course of business of the Company or any of the Subsidiaries, (i) grants any preferential right to purchase any assets, (j) relates to a joint venture or partnership involving the Company or any of the Subsidiaries, (k) represents a Contract for the employment of any director, officer, consultant or employee or a Contract, program or policy providing for benefits or compensation to any director, officer, consultant or employee, (l) is a Contract to which any Affiliate of the Company, any of the Subsidiaries or any Seller or any officer or director of the Company, any of the Subsidiaries or any Seller, or any Associate of any such Person, is directly or indirectly a party or (m) is a Government Contract (each of the Contracts described under clauses (a) through (m) being a "Material Contract"). True copies of each Material Contract, including all amendments and supplements thereto, have been furnished to Purchaser. Except as set forth on Schedule 6.28, each Material Contract is valid and subsisting; the Company and/or each of the Subsidiaries has duly performed in all material respects all of its obligations thereunder to the extent that such obligations to perform have accrued; and no material breach or default, alleged material breach or default, or event which would (with the passage of time, notice or both) constitute a material breach or default thereunder by the Company or any of the Subsidiaries or, to the Sellers' Knowledge, any other party or obligor with respect thereto, has occurred or as a result of this Agreement or the performance hereof will occur. No Material Contract (i) requires the Company or any of the Subsidiaries to buy or sell goods or services with respect to which there will be losses or will be costs and expenses in excess of expected receipts or (ii) is expected to result in gross margins less than those assumed in connection with the preparation of the Projections. The consummation of the transactions


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


                           contemplated by this Agreement will not (and will not give any Person a right to) terminate or modify any rights of, or accelerate or augment any obligation of the Company or any of the Subsidiaries under any Material Contract.

                  6.28.2 With respect to each Material Contract (a) the Company or any of the Subsidiaries party thereto has complied with all requirements of all material Laws or agreements pertaining to such Material Contract;
                           (b) all representations and certifications executed, acknowledged or set forth in such Material Contract were complete and correct in all material respects as of their effective date, and the Company or any of the Subsidiaries party thereto has complied in all material respects with all such representations and certifications; (c) neither any party with whom the Company or any of the Subsidiaries has contracted nor any other Person has notified the Company, any of the Subsidiaries or any of the Sellers, either in writing or, to the Sellers' Knowledge, orally, that the Company or any of the Subsidiaries has breached or violated any Law, Order, certification, representation, clause, provision or requirement pertaining to such Material Contract; (d) no termination for convenience, termination for default, cure notice or show cause notice is currently in effect pertaining to such Material Contract; (e) no material cost incurred by the Company or any of the Subsidiaries pertaining to such Material Contract has been formally questioned or challenged or, is the subject of any investigation; and (f) no money due to the Company or any of the Subsidiaries pertaining to such Material Contract has been withheld or offset nor has any claim been made to withhold or offset money.

                  6.28.3 There exist (i) no outstanding material claims against the Company or any of the Subsidiaries, either by any party with whom the Company or any of the Subsidiaries has contracted or by any prime contractor, subcontractor, vendor or other third party, arising under or relating to any Contract; and (ii) no material disputes between the Company or any of the Subsidiaries and any party with whom the Company or any of the Subsidiaries has contracted, any prime contractor, subcontractor or vendor arising under or relating to any Contract. Neither the Company nor any of the Subsidiaries has any interest in any pending or potential claim against any party


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


                           with whom the Company or any of the Subsidiaries has contracted or any prime contractor, subcontractor or vendor arising under or relating to any Contract.

                  Section 6.29 Bank Accounts. Schedule 6.29 contains a true and complete list of:

                  6.29.1 each bank, savings and loan or similar financial institution in which the Company or any of the Subsidiaries has an account or safety deposit box and the numbers of the accounts or safety deposit boxes maintained by the Company or any of the Subsidiaries' thereat; and

                  6.29.2 the names of all Persons authorized to draw on each such account or to have access to any such safety deposit box facility, together with a description of the authority (and conditions thereof, if any) of each such Person with respect thereto.

                  Section 6.30 Customer Warranties and Return Policies. Set forth on Schedule 6.30 are warranties given and return policies offered by the Company or the Subsidiaries to any of their respective customers, together with an historical summary of all warranty and return claims made against the Company or any of the Subsidiaries since January 1, 1997, and a description of their status or disposition. There are not pending, or, to the Sellers' Knowledge, threatened, any claims under or pursuant to any warranty or return policy, whether expressed or implied, on Products sold prior to the date of this Agreement by the Company or any of the Subsidiaries that are not disclosed or referred to in the May 31 Balance Sheet and which are not fully reserved against.

                  Section 6.31 Products Liability.

                  6.31.1 Claims. Except as disclosed on Schedule 6.31 (i) there is no claim now pending or, to the Sellers' Knowledge, threatened by or before any Governmental Authority alleging any defect in any Product manufactured, shipped, sold or delivered by the Company or any of the Subsidiaries or alleging, with respect thereto, the failure of the Company or any of the Subsidiaries to warn or any breach by the Company or any of the Subsidiaries of any express or implied warranties or representations, nor is there any valid basis for any such claim; (ii) to the Sellers' Knowledge, there has not within the last five


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


                           years been any product recall or post-sale warning or similar action (collectively "Recalls") conducted with respect to any Product manufactured, shipped, sold or delivered by the Company or any of the Subsidiaries, or any investigation by any Governmental Authority concerning whether to undertake or not undertake any Recalls; and (iii) within the last five years there have been no material defects in, failures to warn, or breaches of express or implied warranties or representations with respect to, any Product manufactured, shipped, sold or delivered by the Company or any of the Subsidiaries.

                  6.31.2 Compliance With Standards. All manufacturing standards applied, testing procedures used, and product specifications disclosed to customers by the Company or any of the Subsidiaries comply in all material respects with all applicable Laws and Orders.

                  6.31.3 Occurrences. Except as disclosed on Schedule 6.31, there have been no Occurrences within the last five years. For purposes of this Section 6.31.3, "Occurrence" shall mean any occurrence which is caused or allegedly caused by any defect in, or failure to warn or any breach of express or implied warranties or representations with respect to, a Product manufactured, shipped, sold or delivered by the Company or any of the Subsidiaries which results or is alleged to have resulted in injury or death to any Person or damage to or destruction of property (including damage to or destruction of the Product itself) or other consequential damages.

                  Section 6.32 Federal Reserve Board Regulations. Neither the Company nor any of the Subsidiaries owns any "margin security," as such term is defined in Regulation U of the Board of Governors of the Federal Reserve System.

                  Section 6.33 Consents and Governmental Approvals. Except as set forth on Schedule 6.33, no consent, authorization, license, permit, registration, Governmental Approval or exemption or other action by any Governmental Authority or any other Person (including, without limitation, any parties to Contracts) is required in connection with the Company's or any Stockholder's execution and delivery of this Agreement or any other Company Document or the performance by the Company or any Stockholder of its obligations hereunder or thereunder.


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


                  Section 6.34 Absence of Undisclosed Changes. Since May 31, 1998, other than as set forth on Schedule 6.34, and other than the transactions contemplated by this Agreement, there has not been (a) any material adverse change in the business, condition (financial or otherwise), results of operations or prospects of the Company and the Subsidiaries, taken as a whole,
(b) any damage, destruction or loss (whether or not covered by insurance) with respect to any Asset of the Company or any of the Subsidiaries having, individually or in the aggregate, a Material Adverse Effect, or (c) any entry by the Company or any of the Subsidiaries into any commitment or transaction material to the Company and the Subsidiaries taken as a whole other than in the ordinary course of business. In addition, since May 31, 1998, other than as set forth on Schedule 6.34, and other than the transactions contemplated by this Agreement, (i) none of the Company nor any of the Subsidiaries has incurred any Liabilities and Costs except Liabilities and Costs incurred in the ordinary course of business consistent with past practices, (ii) the Company and the Subsidiaries have conducted their businesses only in the ordinary course of business consistent with past practices and have not taken any of the actions proscribed by Section 4.3, (iii) there has not been (a) any change by the Company or any of the Subsidiaries in their accounting methods, principles and practices, (b) any reevaluation by the Company or any of the Subsidiaries of any assets (including, without limitation, any write down of inventory or writeoff of accounts receivable) other than as required by GAAP, (c) any declaration, setting aside or payment of any dividend or distribution in respect of any capital stock of the Company or any redemption, purchase or other acquisition of any of its securities, or (d) any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the rate of compensation payable or to become payable to any officer or key employee of the Company or any of the Subsidiaries.

                  Section 6.35 Government Contracts.

                  6.35.1   In addition to the representations and warranties in
                           Section 6.28, with respect to each and every Government Contract or bid which, if accepted, would result in a Government Contract (a "Government Bid"): (i) each of the Company and the Subsidiaries has complied with all material terms and conditions of such Government Contract or Government Bid, including all clauses, provisions and requirements incorporated expressly, by reference or by operation of Law therein; (ii) each of the Company and the Subsidiaries has complied with all requirements of all material Laws or agreements pertaining to


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


                           such Government Contract or Government Bid; (iii) all representations and certifications executed, acknowledged or set forth in or pertaining to such Government Contract or Government Bid were complete and correct in all material respects as of their effective date, and the Company and the Subsidiaries have complied in all material respects with all such representations and certifications; (iv) neither the U.S. Government nor any prime contractor, subcontractor or other Person has notified the Company or any of the Subsidiaries, either in writing or, to its knowledge after diligent inquiry, orally, that the Company or any of the Subsidiaries has breached or violated any Law, Order, certification, representation, clause, provision or requirement pertaining to such Government Contract or Government Bid; (v) no termination for convenience, termination for default, cure notice or show cause notice is currently in effect pertaining to such Government Contract or Government Bid; (vi) no material cost incurred by the Company or any of the Subsidiaries pertaining to such Government Contract or Government Bid has been formally questioned or challenged, is the subject of any investigation or has been disallowed by the U.S. Government; and (vii) no money due to the Company or any of the Subsidiaries pertaining to such Government Contract or Government Bid has been withheld or offset nor has any claim been made to withhold or offset money, and the Company or such Subsidiary is entitled to all progress payments received with respect thereto.

                  6.35.2 (i) Neither the Company nor any of the Subsidiaries nor, to the Sellers' Knowledge, any of their directors, officers, employees, consultants or agents is (or during the last three years has been) under administrative, civil or criminal investigation, indictment or information by any Governmental Authority, or any audit or investigation of the Company or any of the Subsidiaries with respect to any alleged irregularity, misstatement or omission arising under or relating to any Government Contract or Government Bid; and (ii) during the last three years, the Company and the Subsidiaries have not conducted or initiated any internal investigation or made a voluntary disclosure to the U.S. Government with respect to any alleged irregularity, misstatement or omission arising under or relating to a Government Contract or Government Bid. There


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


                           exists no irregularity, misstatement or omission arising under or relating to any Government Contract or Government Bid that has led to any of the consequences set forth in clause (i) or (ii) of the immediately preceding sentence or any other damage, penalty assessment, recoupment of payment or disallowance of cost.

                  6.35.3 There exist (i) no outstanding material claims against the Company or any of the Subsidiaries, either by the U.S. Government or by any prime contractor, subcontractor, vendor or other third party, arising under or relating to any Government Contract or Government Bid; and (ii) no material disputes between the Company or any of the Subsidiaries and the U.S. Government under the Contract Disputes Act or any other Federal statute or between the Company or any of the Subsidiaries and any prime contractor, subcontractor or vendor arising under or relating to any Government Contract or Government Bid. Neither the Company nor any of the Subsidiaries has any interest in any pending or potential claim against the U.S. Government or any prime contractor, subcontractor or vendor arising under or relating to any Government Contract or Government Bid. Schedule 6.35 identifies each Government Contract which is currently under audit by the U.S. Government or any other Person that is a party to such Government Contract.

                  6.35.4 All material test and inspection results provided by the Company or any of the Subsidiaries to the U.S. Government pursuant to any Government Contract or to any other Person pursuant to a Government Contract or as a part of the delivery to the U.S. Government or to any other Person pursuant to a Government Contract of any article designed, engineered or manufactured in the Business were complete and correct in all material respects as of the date so provided. The Company and/or any of the Subsidiaries have provided all material test and inspection results to the U.S. Government and each other Person who is required to receive such information under applicable Law and the terms of the Government Contracts.

                  Section 6.36 Disclosure; Due Diligence. No representation or warranty by the Company, the Subsidiaries or any Stockholder contained in this Agreement and in documents delivered to Purchaser from the Company, the


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


Subsidiaries or any Stockholder, nor any writing, certificate, exhibit, list or other instrument required to be furnished by the Company, the Subsidiaries or any Stockholder to Purchaser pursuant hereto contains or will contain any material untrue statement of fact or omits or will omit any fact necessary in order to make the statements and information contained herein or therein not materially misleading. To the Sellers' Knowledge, the due diligence materials provided to Purchaser by the Company, the Subsidiaries and the Sellers are complete and responsive to Purchaser's due diligence requests. Such materials do not contain any untrue statements of a material fact or omit any material facts necessary to make the information contained therein not misleading.


                                   ARTICLE 7
                  REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser hereby represents, warrants and agrees for the benefit of each of the Sellers as follows:

                  Section 7.1 Organization and Standing of Purchaser. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all the corporate power and authority to execute this Agreement and consummate the transactions contemplated hereby.

                  Section 7.2 Authorization and Binding Obligation of Purchaser. Purchaser has full corporate power and authority to enter into and perform this Agreement and all other Purchaser Documents. All corporate action on the part of Purchaser and the directors, officers and stockholders of Purchaser necessary for the authorization, execution and delivery of this Agreement and all agreements to be executed by Purchaser pursuant to this Agreement and for the performance of all of Purchaser's obligations hereunder and thereunder, as the case may be, have been taken, and each of this Agreement and each of the other Purchaser Documents to be delivered by it pursuant hereto, when executed and delivered, shall constitute a valid and legally binding obligation of Purchaser, enforceable in accordance with their respective terms, except as may be limited by (i) bankruptcy, insolvency, or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (whether enforcement is sought at law or in equity).

                  Section 7.3 Ability to Perform Obligations. Purchaser is not a party to, subject to, or bound by any agreement, Law or Order of any Governmental Authority that could prevent or materially impair (i) the performance of its obligations under this Agreement, or (ii) the purchase and receipt of, or the right to purchase or receive any of the Stock.


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


                  Section 7.4 Brokers, Finders. Other then Mentmore Holdings Corporation (whose fees will be paid by Purchaser), neither this Agreement nor the sale and purchase of the Stock or any other transaction contemplated by this Agreement was induced by or procured through or otherwise involved in any way any Person acting on behalf of or representing Purchaser as broker, finder, investment banker, financial advisor or in any similar capacity.

                  Section 7.5 Financing. As of the date of this Agreement, Purchaser intends to finance the portion of the Total Purchase Price due at Closing through an intercompany loan from its parent corporation, Stellex Industries, Inc., who will, in turn, fund such amount through borrowings under the Credit Agreement. As of the date hereof, Purchaser is not aware of any default or event of default under the Credit Agreement that would preclude Stellex Industries, Inc. from borrowing thereunder to fund the portion of the Total Purchase Price due at Closing. Purchaser shall use its Best Efforts, and shall cause Stellex Industries, Inc. to use its Best Efforts, to satisfy all applicable conditions to borrowing under the Credit Agreement in order to finance the transactions contemplated by this Agreement.


                                   ARTICLE 8
                                  TERMINATION

                  Section 8.1 Termination of Agreement. Anything herein to the contrary notwithstanding, this Agreement and the transactions contemplated hereby shall terminate if the Closing does not occur on or before the close of business on March 15, 1999. In addition, this Agreement and the transactions contemplated hereby may be terminated at any time before the Closing as follows:

                  8.1.1 Mutual Consent. By mutual consent in writing of Purchaser, the Company and each of the Sellers.

                  8.1.2 Conditions to Purchaser's Performance Not Met. By Purchaser by written notice to the Representative if any event occurs or condition exists which would render impossible the satisfaction of one or more conditions to the obligations of Purchaser to consummate the transactions contemplated by this Agreement as set forth in Article 9.

                  8.1.3 Conditions to the Stockholders' Performance Not Met. By the Representative, on behalf of the Stockholders, by written notice to Purchaser if any event occurs or condition exists which would render impossible the satisfaction of one or more


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


                           conditions to the obligation of the Sellers to consummate the transactions contemplated by this Agreement as set forth in Article 10.

                  8.1.4 The Company's or Seller's Material Breach. By Purchaser if there has been a material misrepresentation or other material breach by the Company or any Stockholder in its representations, warranties and covenants set forth herein or in any other Company Document; provided, however, that if such breach is susceptible to cure, the breaching party or parties shall have twenty (20) calendar days after receipt of written notice from Purchaser of its intention to terminate this Agreement if such breach continues in which to cure such breach.

                  8.1.5 Purchaser's Material Breach. By the Representative, on behalf of the Stockholders, if there has been a material misrepresentation or other material breach by Purchaser in its representations, warranties and covenants set forth herein; provided, however, that if such breach is susceptible to cure, Purchaser shall have twenty (20) calendar days after receipt of written notice from the Representative of its intention to terminate this Agreement if such breach continues in which to cure such breach.

                  Section 8.2 Effect of Termination. In the event that this Agreement shall be terminated pursuant to Section 8.1, all further obligations of the parties under this Agreement shall terminate; provided that the obligations of the parties contained in Sections 8.3 and 13.1 and Article 12 shall survive any such termination. A termination under Section 8.1 shall not relieve any party of any liability for a breach of, or for any misrepresentation under this Agreement, or be deemed to constitute a waiver of any available remedy (including specific performance if available) for any such breach or misrepresentation.

                  Section 8.3 Expenses. Without limiting the rights and remedies of any party with respect to a breach of any other party's representations, warranties or covenants under this Agreement or any other document delivered in connection herewith, in the event the transactions contemplated by this Agreement shall not be consummated, the parties hereto shall bear their own respective expenses, as provided in Section 13.1.


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                                   ARTICLE 9
                        CLOSING CONDITIONS OF PURCHASER

         The obligations of Purchaser to consummate the transactions contemplated by this Agreement are subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any one or more of which may be waived (but only in writing) by Purchaser (provided that no such waiver shall be deemed to have cured any breach of any representation, warranty or covenant made in this Agreement):

                  Section 9.1 Representations, Warranties and Covenants of the Stockholders. (i) All of the representations and warranties made by the Sellers, or any one of them, in this Agreement and all of the representations and warranties made by the Sellers and the other Stockholders in the other Company Documents which they have executed and delivered in connection with this Agreement, shall be true and correct, in the case of any representation or warranty contained in Section 6.2, 6.4 or 6.5 or any similar representation or warranty contained in the Letters of Transmittal or any representation or warranty that is qualified as to materiality, in all respects, and in the case of any other representation or warranty, in all material respects, as of the date hereof and as of the Closing Date as though made at and as of the Closing Date, except to the extent such representations and warranties speak as of an earlier date; (ii) the Company and the Stockholders shall have performed and complied with all agreements and covenants required by this Agreement to be performed by them on or prior to the Closing Date; and (iii) with respect to clauses (i) and (ii), at the Closing there shall be delivered to Purchaser a certificate signed by the President of the Company and by each Seller to the foregoing effect.

                  Section 9.2 Deliveries to Be Made by Each Seller at the Closing. At the Closing, the Company and each Seller, as applicable, shall deliver or cause to be delivered to Purchaser the following in form and substance reasonably satisfactory to Purchaser:

                  9.2.1 Certificates representing all of the Stock, which Certificates shall be either duly endorsed for transfer or accompanied by stock powers executed in blank, together with a properly completed Letter of Transmittal executed by each Stockholder;

                  9.2.2 Copies of resolutions of the board of directors of the Company authorizing and approving the execution and delivery of this Agreement and the performance by the Company of its obligations hereunder, certified by the Secretary of the Company;


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


                  9.2.3 An incumbency certificate dated the Closing Date for the Company executed by the Secretary of the Company which shall identify the name and title and bear the signature of the officer of the Company individually authorized to execute and deliver this Agreement and related documents;

                  9.2.4 A certificate executed by each Seller certifying that all of the Sellers' representations and warranties in this Agreement are true and complete as of the Closing Date and confirming that all conditions applicable to the Sellers have been satisfied and that no covenants of the Sellers or the Company have been breached;

                  9.2.5 An opinion of counsel to the Company and the Sellers, dated as of the Closing Date, in the form of Exhibit E hereto;

                  9.2.6 Good standing certificates for the Company and each of the Subsidiaries, dated as of a date within 10 days of the Closing Date, from the jurisdiction of its incorporation and each other jurisdiction in which it is required to be qualified to do business, and "bring-down" certificates from each such jurisdiction dated the Closing Date;

                  9.2.7 Copies of the certificate of incorporation and by-laws of the Company and each of the Subsidiaries and the organizational documents of the Trust, in each case certified by a duly appointed officer or other representative of the Company, each Subsidiary, each corporate Seller and the Trust, as applicable;

                  9.2.8    The Customer Lists;

                  9.2.9 Each Seller shall have delivered to the Purchaser an affidavit of non-foreign status, in the form of Exhibit F;

                  9.2.10 Resignations, effective as of the Closing Date, of all directors of the Company and the Subsidiaries and the resignations of all officers thereof other than those officers set forth in Schedule 9.2; and

                  9.2.11 All other documents, assurances and other matters provided in this Agreement to be delivered to Purchaser at or before the Closing and not delivered to Purchaser before the Closing.


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


                  Section 9.3 Third Party Consents. There shall have been obtained all consents, approvals and waivers from parties to Contracts that are required in connection with the transactions contemplated by this Agreement, including, without limitation, those set forth on Schedule 6.33, and the same shall be in full force and effect.

                  Section 9.4 Orders; Illegality. There shall not be in effect any statute, rule, regulation, preliminary or permanent injunction or other order or decree of a Governmental Authority which enjoins, prohibits, makes illegal or materially restricts or otherwise prevents the consummation of the transactions contemplated hereby.

                  Section 9.5 Absence of Investigations and Proceedings. There shall be no decree, judgment, Order or litigation at law or in equity, no arbitration proceedings, and no proceeding before or by any Governmental Authority pending, or to the Sellers' Knowledge, threatened, to which any of the Company or the Subsidiaries or any of the Stockholders is or may be a party that could reasonably be expected to affect the Business. No proceeding or formal investigation by any Governmental Authority shall be pending, or to the Sellers' Knowledge, threatened, with the object of challenging or preventing consummation of the transactions contemplated by this Agreement and no other proceedings shall be pending with such object or to collect damages from the Company or any of the Subsidiaries, any Stockholder or Purchaser on account thereof.

                  Section 9.6 Governmental Approvals. All Governmental Approvals necessary in connection with the consummation of the transactions contemplated by this Agreement, including, without limitation, those set forth on Schedule 6.33, shall have been obtained and shall be in full force and effect.

                  Section 9.7 Absence of Certain Changes. Between the date of this Agreement and the Closing Date, there shall have been no events, occurrences or conditions that have had or could reasonably be expected to have a Material Adverse Effect.

                  Section 9.8 Due Diligence. Purchaser shall have made such investigations of the Company, the Subsidiaries and the Business as Purchaser in its sole discretion deems necessary or desirable, including, without limitation, operational results of the Company and the Subsidiaries, and the Company's and the Subsidiaries' relationship with their customers and suppliers, and Purchaser in each case shall have determined that the results of such due diligence are satisfactory to Purchaser in its sole discretion.


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                  Section 9.9 Financing. All conditions to borrowing set forth in the Credit Agreement shall be satisfied as of the Closing Date.

                  Section 9.10 Employment Agreements. Constantinos Kamnitsis, Joseph J. Diesso, Bohdan Haluszczak and Romulo Gutierrez shall have executed and delivered their respective Employment Agreements to Purchaser.

                  Section 9.11 Noncompetition Agreements. Constantinos Kamnitsis, Joseph J. Diesso, Bohdan Haluszczak and Romulo Gutierrez shall have executed and delivered their respective Noncompetition Agreements to Purchaser, unless the terms of the Noncompetition Agreements are contained in the Employment Agreements pursuant to Section 5.1.

                  Section 9.12 Pay-Off Letters. The Company shall have received from each bank, creditor or other person listed on Schedule 9.12, and delivered to Purchaser, a written commitment and/or certification, in form and substance satisfactory to Purchaser, to the effect that (upon receipt of payment in full of specified amounts owing by the Partnership, the Company or any of the Subsidiaries to such Person, if applicable), all claims against the Partnership, the Company and the Subsidiaries, all guaranties or sureties made by the Partnership, the Company or any of the Subsidiaries and all Encumbrances and security interests in its favor will be released and extinguished. Without limiting the foregoing, the Company shall have received, and delivered to Purchaser, written commitments and/or certifications, in form and substance satisfactory to Purchaser, evidencing the payment in full of all obligations of the Partnership and the Company to Union National Bank and Trust Company of Souderton with respect to the Facility and the release and termination of all guaranties and sureties made by the Company or any of the Subsidiaries with respect to loans or other extensions of credit or obligations of the Partnership or any other third party. The Company and each of the Subsidiaries shall also have received Uniform Commercial Code termination statements and mortgage releases sufficient to release all Encumbrances and security interests, with authority to file and/or record the same in the appropriate governmental offices and shall have transmitted the same for filing and/or recordation.

                  Section 9.13 Transfer Taxes. The Representative, on behalf of the Stockholders, shall have paid or caused to be paid all stock transfer and other Taxes required to be paid in connection with the sale and delivery to Purchaser of the Stock, and shall have caused all appropriate stock transfer tax stamps to be affixed to the certificate(s) representing the Stock so sold and delivered.


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


                  Section 9.14 Stockholders Representative Agreement. Each Stockholder shall have executed and delivered the Stockholders Representative Agreement, and a fully-executed copy thereof shall have been furnished to Purchaser.

                  Section 9.15 PIDA Financing. The Company shall have received from PIDA, and delivered to Purchaser, a written commitment, release and/or certification, in form and substance satisfactory to Purchaser, to the effect that, with respect to the PIDA Financing, all of the obligations and guarantees of the Partnership, the Company or any of the Subsidiaries to PIDA, all of PIDA's rights against the Partnership, the Company or any of the Subsidiaries, all claims against the Partnership, the Company and the Subsidiaries, all guarantees with respect to such claims, all rights of PIDA with respect to the Lease Agreement and the Assignment of Lease Agreement and all Encumbrances and security interests in PIDA's favor will be released and extinguished. The Company and each of the Subsidiaries shall also have received Uniform Commercial Code termination statements and mortgage releases sufficient to release all Encumbrances and security interests, with authority to file and/or record the same in the appropriate governmental offices and shall have transmitted the same for filing and/or recordation.

                  Section 9.16 Buy-Sell Agreement. Purchaser shall have received evidence, satisfactory to Purchaser, that the Company's obligations under the Buy-Sell Agreement have been terminated.

                  Section 9.17 Insurance Trust Agreements. Purchaser shall have received evidence, satisfactory to Purchaser, that the Sellers have terminated the Insurance Trust Agreements.

                  Section 9.18 Stock Option Agreement. Purchaser shall have received evidence, satisfactory to Purchaser, that the Company and the Sellers have terminated the Stock Option Agreement.

                  Section 9.19 Voting Trust Agreement. Purchaser shall have received evidence, satisfactory to Purchaser, that the Sellers have terminated the Voting Trust Agreement.

                  Section 9.20 Retention of Key Employees. Purchaser shall have been given the opportunity to approach and negotiate with all employees of the Company and the Subsidiaries in an effort to persuade them to continue in the employ of the Company or any of the Subsidiaries following the Closing, and Purchaser, in its sole discretion, shall be satisfied with the arrangements made to ensure that following the Closing the Company and the Subsidiaries will retain the services of their key employees.


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


                  Section 9.21 Customer and Supplier Relations. Purchaser, after having been afforded the opportunity to conduct a comprehensive review of the Company's and the Subsidiaries' relations with their customers and suppliers, shall be satisfied, in its sole discretion, that such relations are good and will not be negatively affected by the transactions contemplated by this Agreement.

                  Section 9.22 Facility. The Purchaser shall be reasonably satisfied with the arrangements made to ensure the continued use of the Facility by the Company following the Closing.

                  Section 9.23 Escrow Agreement. The Company, the
Representative and the Escrow Agent shall have executed and delivered the Escrow Agreement.


                                   ARTICLE 10
                         CLOSING CONDITIONS OF SELLERS

                  Section 10.1 Representations, Warranties and Covenants of Purchaser. (i) All of the representations and warranties made by Purchaser in this Agreement and in the other Purchaser Documents, or otherwise in connection with the transactions contemplated hereby, shall be true and correct, in the case of any representation or warranty that is qualified as to materiality, in all respects, and in the case of any representation or warranty that is not so qualified, in all material respects, as of the date hereof and as of the Closing Date as though made at and as of the Closing Date, except to the extent such representations and warranties speak as of an earlier date; (ii) Purchaser shall each have performed and complied with all agreements and covenants required by this Agreement to be performed by it on or prior to the Closing Date; and (iii) with respect to clauses (i) and (ii), at the Closing there shall be delivered to the Sellers a certificate signed by a duly authorized officer of Purchaser to the foregoing effect.

                  Section 10.2 Deliveries to be Made by Purchaser at the Closing. At the Closing, Purchaser shall deliver or cause to be delivered to the Representative the following:

                  10.2.1 The cash portion of the Total Purchase Price due at Closing, as provided in Section 2.3;

                  10.2.2 An opinion of Purchaser's counsel, dated as of the Closing Date, in the form of Exhibit G hereto;


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
                  10.2.3 A copy of the resolutions of the Board of Directors of Purchaser authorizing the execution and delivery of this Agreement and the performance by Purchaser of its obligations hereunder, certified by the Secretary or any Assistant Secretary of Purchaser;

                  10.2.4 A certificate by a duly authorized officer of Purchaser to the effect that the representations and warranties in this Agreement are true and complete as of the Closing Date and confirming that all conditions applicable to Purchaser have been satisfied and that no covenants of Purchaser have been breached;

                  10.2.5 An incumbency certificate dated the Closing Date for Purchaser executed by the Secretary of Purchaser which shall identify the name and title and bear the signature of each officer of Purchaser individually authorized to execute and deliver this Agreement and related documents;

                  10.2.6 Good standing certificates for Purchaser, dated as of a date within 10 days of the Closing Date, from the State of Delaware and each other jurisdiction in which it is required to be qualified to do business, and "bring-down" certificates from each such jurisdiction dated the Closing Date;

                  10.2.7 Copies of the certificate of incorporation and by-laws of Purchaser, certified by the Secretary or any Assistant Secretary of Purchaser; and

                  10.2.8 All other documents, assurances and other matters provided in this Agreement to be delivered to the Sellers at or before the Closing and not delivered to the Sellers before the Closing.

                  Section 10.3 Employment Agreements. The Company or Stellex Microwave Systems, Inc., as applicable, shall have entered into the Employment Agreements and delivered copies thereof to each of Constantinos Kamnitsis, Joseph J. Diesso, Bohdan Haluszczak and Romulo Gutierrez.

                  Section 10.4 Escrow Agreement. Purchaser and the Escrow Agent shall have executed and delivered the Escrow Agreement.


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


                                   ARTICLE 11
          INDEMNIFICATION; SURVIVAL OF REPRESENTATIONS AND WARRANTIES

                  Section 11.1 Indemnification by the Sellers. Each of the Sellers agrees to indemnify and hold harmless Purchaser, its Affiliates and their respective shareholders, directors, officers, employees, agents, successors in interest, assigns and representatives from and against any and all Losses which may be incurred or suffered by any such party and which, directly or indirectly, arise out of or result from:

                  11.1.1 any inaccuracy in or breach of any of the representations and warranties made by any Seller or any other Stockholder or the Company in or pursuant to this Agreement or in the other Company Documents (other than the Letters of Transmittal);

                  11.1.2 any inaccuracy in or breach of any of the representations and warranties made by any Seller or any other Stockholder in the Letters of Transmittal;

                  11.1.3   any inaccuracy in the Closing Date Balance Sheet;

                  11.1.4 any breach or nonperformance of any of the covenants or agreements made by any Seller or any other Stockholder or, prior to the Closing, the Company in or pursuant to this Agreement or in the other Company Documents;

                  11.1.5 any matter as to which any Seller or any other Stockholder in other provisions of this Agreement or in the other Company Documents has agreed to indemnify Purchaser;

                  11.1.6 any third party claim or demand regarding the conduct of the Business prior to the Closing;

                  11.1.7 any violation of an applicable Law or Order, prior to the Closing, by the Company or any of the Subsidiaries, including, without limitation, any Environmental Law;

                  11.1.8 the generation, use, transportation, treatment, storage, release or disposal, prior to the Closing, of Hazardous Substances by, or at any property or facility of, the Company or any of the Subsidiaries;


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


                  11.1.9 the presence of Hazardous Substances at any property or facility of the Company or any of the Subsidiaries;

                  11.1.10 the invalidity, unenforceability of, or claims of material breach or default arising under, any Contract;

                  11.1.11 the failure of the Sellers to pay the costs of any Warranty Work and the amount of any Refund Claims for which any Seller is responsible pursuant to Sections 5.3 and 5.4; and

                  11.1.12 any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses, including, without limitation, legal fees and expenses, incurred in enforcing the indemnity provided by this Section 11.1.

                  Section 11.2 Indemnification by Purchaser. Purchaser agrees to indemnify and hold harmless the Sellers from and against any Losses of the Sellers, directly or indirectly, as a result of, or based upon or arising from:

                  11.2.1 any inaccuracy in or breach of any of the representations and warranties made by Purchaser in or pursuant to this Agreement or in the other Purchaser Documents;

                  11.2.2 any breach or nonperformance of any of the covenants or agreements made by Purchaser in or pursuant to this Agreement or in the other Purchaser Documents;

                  11.2.3 any matter as to which Purchaser in other provisions of this Agreement or in the other Purchaser Documents has agreed to indemnify the Sellers;

                  11.2.4 any third party claim or demand regarding the conduct of the Business following the Closing;

                  11.2.5 any violation of Law following the Closing by Purchaser (except for any violation of Law with respect to which the Sellers are obligated to provide indemnity under this Agreement); and

                  11.2.6 any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses, including, without limitation, legal fees and expenses, incurred in enforcing the indemnity provided by this Section 11.2.


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


                  Section 11.3 Cooperation. The parties shall cooperate in the defense of all third party claims which may give rise to Indemnifiable Claims hereunder. In connection with the defense of any claim, each party shall make available to the party controlling such defense any books, records or other documents within its control and access to employees that are reasonably requested in the course of such defense.

                  Section 11.4 Limitations on Indemnification. Sellers shall not be required to indemnify any other Person under Section 11.1 unless the aggregate of all amounts for which indemnity would otherwise be payable by the Sellers exceeds $100,000, and, in such event, the Sellers shall be responsible for the entire amount. Purchaser shall not be required to indemnify any other Person under Section 11.2 unless the aggregate of all amounts for which indemnity would otherwise be payable by Purchaser exceeds $100,000, and in such event, Purchaser shall be responsible for the entire amount. The Sellers' indemnity obligations under Section 11.1.1 with respect to any breach of the representations and warranties under Article 6 (except with respect to any inaccuracy in or breach of any of the representations and warranties contained in Sections 6.2, 6.4, 6.17, 6.20, 6.25 and 6.27) and the Sellers' obligations under Section 5.3 and 5.4 shall be limited, in the aggregate, to the total amount of the Escrow Fund plus $500,000 and shall be determined on a several and equal basis. Purchaser's indemnity obligations under Section 11.2 shall be limited, in the aggregate, to $1,000,000. Except with respect to representations, warranties and covenants contained in the Letters of Transmittal, the liability of the Stockholders to Purchaser under the transactions contemplated by this Agreement shall be limited to the amount contained in the Escrow Fund; provided, however, that the foregoing limitation shall not apply to any Stockholder who is also a Seller under this Agreement or any such Seller's successors or assigns.

                  Section 11.5 Notice to Indemnifying Party. If any party (the "Indemnified Party") receives notice of any claim or other commencement of any action or proceeding with respect to which any other party (or parties) (the "Indemnifying Party") is obligated to provide indemnification pursuant to Sections 11.1 or 11.2 or pursuant to any other specific indemnification covenant contained in this Agreement, the Indemnified Party shall promptly give the Indemnifying Party written notice thereof which notice shall specify, if known, the amount or an estimate of the amount of the liability arising therefrom. The failure of a party to give notice under this Section 11.5 shall not relieve any party from liability, unless and to the extent the other party has been materially prejudiced thereby. The Indemnified Party shall not settle or compromise any claim by a third party for which it is entitled to indemnification hereunder, without the prior written consent of the Indemnifying Party (which shall not be unreasonably withheld or delayed) unless a suit shall have been instituted against it and the Indemnifying Party either
(i) shall not have undertaken the defense of such


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


suit after notification thereof as provided in Section 11.6 or (ii) is demonstrably unable to undertake the defense of such suit or satisfy the claims arising thereunder.

                  Section 11.6 Defense by Indemnifying Party. In connection with any claim giving rise to indemnity hereunder resulting from or arising out of any claim or legal proceeding by a person who is not a party to this Agreement, the Indemnifying Party at its sole cost and expense may, upon written notice to the Indemnified Party, assume the defense of any such claim or legal proceeding using counsel of its choice (subject to the approval of the Indemnified Party, which approval may not be unreasonably withheld or delayed) if it (i) acknowledges to the Indemnified Party in writing its obligations to indemnify the Indemnified Party with respect to all elements of such claim and (ii) demonstrates its ability to undertake the defense of such claim or proceeding and satisfy any liabilities resulting therefrom. The Indemnified Party shall be entitled to participate in (but not control) the defense of any such action, with its counsel and at its own expense; provided, however, that if the Indemnified Party, in its reasonable discretion, determines that there exists a conflict of interest between the Indemnifying Party (or any constituent party thereof) and the Indemnified Party, the Indemnified Party (or such constituent party thereof) shall have the right to engage separate counsel, the reasonable costs and expenses of which shall be paid by the Indemnifying Party, but in no event shall the Indemnified Party be liable to pay for the costs and expenses of more than one separate firm of attorneys (in addition to any local counsel). If the Indemnifying Party does not assume the defense of any such claim or litigation resulting therefrom, the Indemnified Party may settle or defend against such claim or litigation, after giving notice of the same to the Indemnifying Party, on such terms as the Indemnified Party may deem appropriate, and the Indemnifying Party shall be entitled to participate in (but not control) the defense of such action, with its counsel and at its own expense. If the Indemnifying Party thereafter seeks to question the manner in which the Indemnified Party defended such third-party claim or the amount or nature of any such settlement, the Indemnifying Party shall have the burden to prove by a preponderance of the evidence that the Indemnified Party did not defend or settle such third-party claim in a reasonably prudent manner. Notwithstanding the foregoing, however, Purchaser shall in all cases be entitled to control of the defense of any such action if it (i) may result in injunctions or other equitable remedies in respect of Purchaser, the Company, any of the Subsidiaries or the Business;
(ii) may result in liabilities which, taken with other then-existing claims by Purchaser under this Article 11, would not be fully indemnified hereunder; or
(iii) may have an adverse impact on the Business or the financial condition of Purchaser, the Company or any of the Subsidiaries (including an effect on the Tax liabilities, earnings or ongoing business relationships of Purchaser) even if the Sellers pay all indemnification amounts in full.

                  Section 11.7 Indemnity Escrow Arrangement.


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

                  11.7.1 Pursuant to Section 2.6.1, on the Closing Date, Purchaser shall deposit the $500,000 Initial Escrow Amount with the Escrow Agent to be held and disbursed by the Escrow Agent in accordance with the terms of this Agreement and the Escrow Agreement.

                  11.7.2 Pursuant to Section 2.6.2, in the event the Deferred Payment shall become payable pursuant to Section 2.5, such amount shall be deposited with the Escrow Agent to be held and disbursed by the Escrow Agent in accordance with the terms of this Agreement and the Escrow Agreement.

                  11.7.3 (i) In the event Purchaser becomes entitled to indemnification under Section 11.1 hereof with respect to any Losses incurred by it or makes a claim for any such indemnification against the Representative or any Seller, or (ii) in the event the Representative, the Stockholders, or any one of them, becomes liable to Purchaser for any other amounts under this Agreement, any Letter of Transmittal, or otherwise, or Purchaser makes a claim in respect thereof against the Representative or any Stockholder, the Representative, on behalf of the Stockholders, shall take all action necessary to cause the Escrow Agent to pay to Purchaser, from the Escrow Fund, in immediately available funds in the City of New York, an amount equal to such Losses or other liabilities (it being understood that if amounts in the Escrow Fund are not sufficient to satisfy such Losses and other liabilities, Purchaser shall be entitled to exercise any other remedies available to it).

                  11.7.4 On the Escrow Termination Date, any remaining portion of the Initial Escrow Amount and Deferred Payment Escrow Amount in excess of any pending claims by Purchaser or the Company for indemnification shall be disbursed by the Escrow Agent to the Representative, for the benefit of the Stockholders, and thereafter any remaining portion of the Initial Escrow Amount and Deferred Payment Escrow Amount shall be disbursed by the Escrow Agent as the pending claims to which they relate are resolved.

                  Section 11.8 Survival of Representations and Warranties. Notwithstanding any right of Purchaser to fully investigate the affairs of the Company and the Subsidiaries and notwithstanding any knowledge of facts determined or


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


determinable by Purchaser pursuant to such investigation or right of investigation, whether before or after the Closing and notwithstanding any waiver of any condition to the Closing, Purchaser shall have the right to rely fully upon the representations, warranties, covenants and agreements of the Company and each of the Stockholders contained in this Agreement or in any other Company Document. Except as otherwise provided herein, each representation, warranty, covenant and agreement of the Company or any Stockholder contained herein or in any other Company Document, or in any instrument or document furnished in connection with this Agreement or the transactions contemplated hereby, shall survive the execution and delivery of this Agreement and the Closing and any investigation at any time made by or on behalf of Purchaser indefinitely. Notwithstanding the foregoing, (i) the representations and warranties of the Sellers contained in Sections 6.20 and
6.25 shall terminate and expire on the fifth anniversary of the Closing Date, unless on or prior to such date Purchaser has delivered to the Representative a written notice of a claim with respect to any such representation or warranty,
(ii) the representations and warranties of the Sellers contained in Sections
5.6 and 6.17 shall terminate and expire 90 days after the expiration of the statute of limitations applicable to claims by third parties against Purchaser and the Company in respect of the matter or matters which are the subject of said representations and warranties, unless on or prior to such date Purchaser has delivered to the Representative a written notice of a claim with respect to any such representation or warranty and (iii) all other representations and warranties contained in Article 6 (other than those contained in Sections 6.2, 6.4 and 6.27, which shall survive the execution and delivery of this Agreement and the Closing and any investigation at any time made by or on behalf of Purchaser indefinitely) shall terminate and expire on the Escrow Termination Date, unless on or prior to such date Purchaser has delivered to the Representative a written notice of a claim with respect to any such representation or warranty.

                  Section 11.9 Survival of Representations and Covenants of Purchaser. With the sole exception of those covenants which are to be performed by Purchaser after the Closing (which shall survive until a claim thereon is barred by the applicable statute of limitations), each representation, warranty, covenant and agreement of Purchaser contained herein shall survive the execution and deliver of this Agreement and the Closing and shall thereafter terminate and expire on the second anniversary of the Closing Date, unless, on or before such date, the Representative has delivered to Purchaser a written notice of claim with respect to such representation, warranty, covenant or agreement.

                  Section  11.10 Tax Indemnification.

                  11.10.1 The Sellers shall be jointly and severally liable and indemnify Purchaser and the Company and each of the Subsidiaries for all


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


                           Taxes of the Company or the Subsidiaries to the extent such Taxes are not adequately provided for in the Closing Date Balance Sheet and included in the calculation of the Adjustment Amount (i) for taxable periods ending on or before the Closing Date and
                           (ii) for any period not ending on or before the Closing Date, for the portion of any Taxes attributable to the period ending on the Closing Date.

                  11.10.2 If in connection with any examination, investigation, audit or other proceeding in respect of any Tax Return covering the operations of the Company or any of the Subsidiaries on or before the Closing Date, any Governmental Authority issues to the Company or a Subsidiary a written notice of deficiency, a notice of reassessment, a proposed adjustment, an assertion of claim or demand concerning the taxable period covered by such return, Purchaser or the Company or the applicable Subsidiary shall notify the Representative of its receipt of such communication from the Governmental Authority within thirty (30) business days after receiving such notice of deficiency, reassessment, adjustment or assertion of claim or demand. No failure or delay of Purchaser or the Company or any of the Subsidiaries in the performance of the foregoing shall reduce or otherwise affect the obligations or liabilities of the Sellers pursuant to this Agreement, except to the extent that such failure or delay shall have adversely affected the Sellers' ability to defend against any liability or claim for Taxes that the Sellers are obligated to pay hereunder. Except as provided below, the Representative shall, at its own expense, have the nonexclusive right to participate in the contest of any such assessment, proposal, claim, reassessment, demand or other proceedings in connection with any Tax Return covering taxable periods of the Company ending on or before the Closing Date. Purchaser, the Company, and the Subsidiaries will not be obligated to settle or resolve any issue related to Taxes for such a period, which, if so settled or resolved, could have an effect on Purchaser or the Company or the Subsidiaries for periods after the Closing Date, unless the Sellers agree in writing with Purchaser, the Company and the Subsidiaries on terms reasonably satisfactory to Purchaser, the Company and the Subsidiaries to indemnify Purchaser, any affiliate of the Purchaser, the Company and the Subsidiaries from any cost, damage, loss or expense relating to such settlement or


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                           resolution. Notwithstanding anything in this
                           Agreement to the contrary, if any examination, investigation, audit or other proceeding relates to a Tax Return for a period that begins before and ends after the Closing Date, Purchaser and the Company and the Subsidiaries shall solely participate in, control and resolve such examination, investigation, audit or other proceeding, provided that Purchaser shall communicate with the Representative regarding the status of such examination, investigation, audit or proceeding.

                  11.10.3 If there is an adjustment to any Tax Return for the Company or the Subsidiaries which creates a deficiency in any Taxes for which the Sellers are liable under the provisions of Section 11.10.1 hereof, the Sellers shall pay to Purchaser the amount of such deficiency in Taxes. No liability of the Sellers under this Section 11.10.4 shall be payable until the occurrence of any action by any Tax authority that is final or, if not final, is acquiesced in by the Sellers during the course of any audit or any proceeding relating to Taxes. All payments required to be made by the Sellers pursuant to this Section 11.10.4 shall be made within ten business days of this occurrence of the event described in the immediately preceding sentence.

                  11.10.4  To the extent of any inconsistency between this
                           Section 11.10 and the other provisions of Article 11 this Section 11.10 shall control.

                  Section 11.11 Remedies. Prior to making a claim against any Seller personally pursuant to the provisions of this Article 11, Purchaser shall make a claim against the Escrow Fund in accordance with this Agreement and the Escrow Agreement and pursue and exhaust its remedies thereunder; provided, however, that Purchaser shall not be required to make a claim against the Escrow Fund or exhaust its remedies thereunder if, at the time of any such claim, the funds in the Escrow Fund would not be sufficient to satisfy such claim in full.


                                   ARTICLE 12
                                CONFIDENTIALITY

                  Section 12.1 Confidentiality of the Sellers. Unless this Agreement shall have been terminated pursuant to Article 8, the Company and each of the Sellers agrees to, and agrees to use its Best Efforts to cause its agents, representatives,


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Affiliates, employees, officers and directors to: (i) treat and hold as confidential (and not disclose or provide access to any Person) all Intangible Personal Property and information relating to product development, price, distributors, Customer Lists, pricing and marketing plans, policies and strategies, details of client and consultant contracts, operations methods, product development techniques, business acquisition plans, new personnel acquisition plans and all other confidential information with respect to the Company, any of the Subsidiaries or the Business, except as may be required by applicable Law, in which event the Company and each Seller agrees to, and agrees to use its Best Efforts to cause its agents, representatives, Affiliates, employees, officers and directors to, furnish only that portion of such confidential information which they reasonably believe is legally required to be provided and exercise their reasonable efforts to obtain assurances that confidential treatment will be afforded such information, and (ii) in the event that the Company, any Seller or any of their respective agents, representatives, Affiliates, employees, officers or directors becomes legally compelled to disclose any such information, provide Purchaser with prompt written notice of such requirement so that Purchaser may, at the expense of Purchaser, seek a protective order or other remedy. This Section 12.1 shall not apply to any information that, at the time of disclosure, is known to the receiving party before disclosure thereof, is independently developed by the receiving party, is or becomes publicly available through no fault of the receiving party, is obtained by the receiving party from a third party not known by the receiving party to be under any obligation not to disclose such information and which the receiving party has no reason to believe is not otherwise publicly available (provided, however, that once the Company or any Seller is advised that information obtained under such circumstance is indeed confidential hereunder, this Section 12.1 shall thereafter apply to such information) or is reasonably necessary in order for the Company or any Seller to litigate any claim against Purchaser pursuant to this Agreement. The Company and each Seller agrees and acknowledges that remedies at law for any breach of its obligations under this Section 12.1 are inadequate and that in addition thereto Purchaser shall be entitled to seek equitable relief, including injunction and specific performance, in the event of any such breach. Notwithstanding the foregoing, (x) the Company may make such disclosures to the independent public accountant of the Company and the Subsidiaries as may be necessary in connection with their auditing of the books and records of the Company and the Subsidiaries; provided, however, that such independent public accountants shall enter into a confidentiality and nondisclosure agreement on substantially the same terms as set forth in this Section 12.1, and (y) any Seller, with the consent of Purchaser (which consent shall not be unreasonably withheld), may make such disclosures in connection with defending any claim brought against such Seller or any of its Affiliates by any third person as may be reasonably necessary in order for such Seller to conduct its defense thereof; provided, however, that the Company and each Seller agrees to, and agrees to cause its agents, representatives, Affiliates, employees, officers and directors to, exercise their respective Best Efforts to


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obtain assurances that confidential treatment will be afforded such information and to seek a protective order or other remedy to preserve the confidentiality of such information.

                  Section 12.2 Confidentiality of Purchaser. During the period starting at the execution of this Agreement and ending on the earlier of (A) the Closing Date or (B) March 1, 2001, Purchaser agrees to, and agrees to use its Best Efforts to cause its agents, representatives, Affiliates, employees, officers and directors to: (i) treat and hold as confidential (and not disclose or provide access to any Person) all Intangible Personal Property, and information relating to product development, price, distributors, Customer Lists, pricing and marketing plans, policies and strategies, details of client and consultant contracts, operations methods, product development techniques, business acquisition plans, new personnel acquisition plans and all other confidential information with respect to the Company, any of the Subsidiaries or the Business, except as may be required by applicable Law, in which event Purchaser agrees to, and agrees to use its Best Efforts to cause its agents, representatives, Affiliates, employees, officers and directors to, furnish only that portion of such confidential information which Purchaser reasonably believes is legally required to be provided and exercise its reasonable efforts to obtain assurances that confidential treatment will be accorded such information, and (ii) in the event that Purchaser or any such agent, representative, Affiliate, employee, officer or director becomes legally compelled to disclose any such information, provide the Sellers with prompt written notice of such requirement so that the Sellers may, at the expense of the Sellers, seek a protective order or other remedy. This Section 12.2 shall not apply to any information that, at the time of disclosure, is known to the receiving party before disclosure thereof, is independently developed by the receiving party, is or becomes publicly available through no fault of the receiving party, or is obtained by the receiving party from a third party not known by the receiving party to be under any obligation not to disclose such information and which the receiving party has no reason to believe is not otherwise publicly available (provided, however, that once Purchaser is advised that information obtained under such circumstance is indeed confidential hereunder, this Section 12.2 shall thereafter apply to such information) or is reasonably necessary in order for Purchaser to litigate any claim against the Sellers pursuant to this Agreement. Purchaser agrees and acknowledges that remedies at law for any breach of its obligations under this Section 12.2 are inadequate and that in addition thereto the Sellers shall be entitled to seek equitable relief, including injunction and specific performance, in the event of any such breach. Notwithstanding the foregoing, (x) Purchaser may make such disclosure of confidential information relating to the Company, any of the Subsidiaries or the Business to its officers, directors, employees, Affiliates, agents, accountants, financial advisors, attorneys, financing sources, direct and indirect shareholders and representatives; provided, however, that Purchaser shall advise such Persons of the confidentiality and non- disclosure provisions of this Section


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


12.2 and be responsible for any violation or breach of such provisions by such Persons, and (y) Purchaser, with the consent of the Sellers (which consent shall not be unreasonably withheld), may make such disclosures in connection with defending any claim brought against Purchaser or any of its Affiliates by any third person as may be reasonably necessary in order for Purchaser to conduct its defense thereof; provided, however, that Purchaser agrees to, and agrees to cause its agents, representatives, Affiliates, employees, officers and directors to, exercise their respective Best Efforts to obtain assurances that confidential treatment will be afforded such information and to seek a protective order or other remedy to preserve the confidentiality of such information.


                                   ARTICLE 13
                                 MISCELLANEOUS

                  Section 13.1 Expenses. The Stockholders and Purchaser shall pay their own expenses incident to the negotiation, preparation and performance of this Agreement and the transactions contemplated hereby, including, without limitation, expenses and disbursements of their respective financial advisors, accountants and counsel. The Stockholders shall bear all costs and expenses incurred by or on behalf of the Company in connection with the transactions contemplated by this Agreement, including, without limitation, all fees and expenses of counsel to the Company, the Company's accountants, any brokers, finders, investment bankers, financial advisors and any other Persons specifically engaged to provide consulting, professional or other services to the Company or any Stockholder in connection with the transactions contemplated by this Agreement.

                  Section 13.2 Notices and Other Communications. Every notice or other communication required or contemplated by this Agreement by any party shall be delivered by personal delivery, postage prepaid return receipt requested certified mail, or by facsimile, addressed to the party for whom intended as set forth on Schedule 13.2, or at such other address as the intended recipient previously shall have designated by written notice to the other parties. Notice by certified mail shall be effective on the date it is officially recorded as delivered to the intended recipient by return receipt or equivalent. All notices and other communication required or contemplated by this Agreement delivered in person or sent by facsimile with answer back receipt shall be deemed to have been delivered to and received by the addressee and shall be effective on the date of personal delivery or on the date sent if answer back receipt received. Notice not given in writing shall be effective only if acknowledged in writing by a duly authorized representative of the party to whom it was given.


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


                  Section 13.3 Counterparts. This Agreement may be executed in any number of counterparts, and each counterpart shall constitute an original instrument, but all such separate counterparts shall constitute only one and the same instrument.

                  Section 13.4 Written Agreement to Govern. This Agreement constitutes the entire understanding between the parties as to the subject matter hereof, except as may be explicitly set forth in writing in any agreement, certificate or document specifically referenced herein, and cancels any and all previous contracts or agreements between the parties with respect to the subject matter hereof. This Agreement may not be altered, amended, or modified except by a written instrument executed by or on behalf of each of the parties hereto. This Agreement shall become binding only after the same is signed and delivered by or on behalf of each of the parties hereto.

                  Section 13.5 Assignability. Neither this Agreement nor any right or obligation hereunder is assignable in whole or in part, whether by operation of law or otherwise, by any party without the express written consent of the other parties hereto and any such attempted assignment shall be void and unenforceable; provided, however, that Purchaser may transfer or assign this Agreement or any right or obligation hereunder to any lender or other financing source, subsidiary or Affiliate at any time prior to or after the Closing. This Agreement and the rights and obligations hereunder shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors or assignees, and no other person shall acquire or have any rights under or by virtue of this Agreement.

                  Section 13.6 No Waiver of Rights. All waivers hereunder must be made in writing, and failure of any party at any time to require another party's performance of any obligation under this Agreement shall not affect the right subsequently to require performance of that obligation. Any waiver of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision or a waiver or modification of any other provision.

                  Section 13.7 Subject Headings. The subject headings of the Articles and Sections of this Agreement are included for the purposes of convenience only, and shall not affect the construction or interpretation of any of the provisions of this Agreement.

                  Section 13.8 Further Assurances. At all times before and after the Closing, the parties hereto shall each perform such acts, execute and deliver such instruments and documents and do all such other things consistent with the terms of this Agreement as may be reasonably necessary to accomplish the transactions contemplated in this Agreement or to otherwise carry out the purpose of this Agreement.

                  Section 13.9 Schedules and Exhibits. All Schedules and Exhibits referred to in and attached to this Agreement are incorporated herein by such reference as if fully set forth in the text hereof.

                  Section 13.10 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement should be prohibited or invalid under applicable Law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

                  Section 13.11 Publicity and Reports. The Company, the Representative and Purchaser shall coordinate all publicity relating to the transactions contemplated by this Agreement and, except to the extent required by Law or applicable stock exchange rules or required in connection with Purchaser's financing of the transactions contemplated hereby, no party shall issue any press release, publicity statement or other public notice relating to this Agreement, or the transactions contemplated by this Agreement, without obtaining the prior consent of the other parties hereto. Purchaser and the Representative shall consult with each other with respect to the form and content of any application or report made to any Governmental Authority which relates to this Agreement or the transactions contemplated hereby.

                  Section 13.12 Parties in Interest; Joint and Several Liability of the Sellers. This Agreement shall be binding upon and inure to the benefit of each party, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement except for the provisions of
Article 11 (which are intended to be for the benefit of the Persons provided for therein and may be enforced by such Persons). Nothing in this Agreement is intended to relieve or discharge the obligation of any third Person to (or to confer any right of subrogation or action over against) any party to this Agreement. Unless otherwise expressly provided herein, the obligations of the Sellers under this Agreement shall be joint and several and all actions to be undertaken by the Sellers hereunder may be undertaken by the Sellers jointly or by the Representative on their behalf.

                  Section 13.13 Specific Performance. Each Seller acknowledges that, in view of the uniqueness of the Business and the transactions contemplated by this

Agreement, Purchaser would not have an adequate remedy at law for money damages in the event that this Agreement has not been performed in accordance with its terms, and therefore agrees that Purchaser shall be entitled to specific enforcement of the terms hereof in addition to any other remedy to which it may be entitled, at law or in equity.

                  Section 13.14 GOVERNING LAW; CONSENT TO JURISDICTION. THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS BY THE INTERNAL LAWS (AS OPPOSED TO CONFLICT PROVISIONS) OF THE COMMONWEALTH OF PENNSYLVANIA. EACH PARTY TO THIS AGREEMENT, ON BEHALF OF ITSELF AND ITS SUCCESSORS IN INTEREST AND ASSIGNS, HEREBY SUBMITS TO THE JURISDICTION OF THE FEDERAL AND STATE COURTS LOCATED IN THE CITY OF PHILADELPHIA, COMMONWEALTH OF PENNSYLVANIA, IN CONNECTION WITH ANY DISPUTE RELATED TO THIS AGREEMENT OR ANY OF THE MATTERS CONTEMPLATED HEREBY.


                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the date first written above.

                                       PURCHASER:

                                       PMC ACQUISITION CORPORATION

                                       By: /s/ William L. Remley
                                          --------------------------------------
                                          Name:  William L. Remley
                                          Title: President

                                       PHOENIX MICROWAVE CORPORATION

                                       By: /s/ Constantinos Kamnitsis
                                          --------------------------------------
                                          Name:  Constantinos Kamnitsis
                                          Title: President


                                       SELLERS:

                                       Constantinos Kamnitsis, individually and as Representative of the Stockholders

                                       By: /s/ Constantinos Kamnitsis
                                          --------------------------------------
                                          Name: Constantinos Kamnitsis

                                       Romulo Gutierrez

                                       By: /s/ Romulo Gutierrez
                                          --------------------------------------
                                          Name: Romulo Gutierrez

                                       Bohdan Haluszczak

                                       By: /s/ Bohdan Haluszczak
                                          --------------------------------------
                                          Name: Bohdan Haluszczak

                                       Joseph J. Diesso

                                       By: /s/ Joseph J. Diesso
                                          --------------------------------------
                                          Name: Joseph J. Diesso

                                  SCHEDULE 2.5


EBITDA (1)                                         DEFERRED PAYMENT

Less than $2,500,000                             $0

Equal to $2,500,000                              $145,000

Greater than $2,500,000 and less                 $145,000 plus (a) the amount by
than $2,800,000                                  which EBITDA exceeds
                                                 $2,500,000 (not to exceed
                                                 $300,000), divided by $300,000,
                                                 (b) multiplied by $855,000.

Greater than or Equal to $2,800,000              $1,000,000


--------
1/ Determined on a consolidated basis for the Company and the Subsidiaries for the year ended December 31, 1999.

                                   EXHIBIT A



Romulo Gutierrez

Bohdan Haluszczak

Constantinos Kamnitsis

Joseph J. Diesso

                                  EXHIBIT F-1


The undersigned hereby certifies the following on behalf of ___________________:

         1. ___________________________ is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

         2. _____________________'s U.S. employer identification number is _______________; and

         3.       ________________________'s office address is


                        ------------------------------
                        ------------------------------

         _____________________ understands that this certification may be disclosed to the Internal Revenue Service.

         Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and belief that it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of ____________________________.




                  ------------------------------


                  By:
                     ---------------------------


                  Its:
                      --------------------------


                  Date:
                       -------------------------

                                  EXHIBIT F-2


         I, ______________________, hereby certify the following:

         1. I am not a nonresident alien for purposes of U.S. income taxation;

         2. My U.S. taxpayer identification number (Social Security number) is __________________; and

         3. My home address is

                        ------------------------------
                        ------------------------------


         I understand that this certification may be disclosed to the Internal Revenue Service.

         Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct, and complete.




                                                 ---------------------------
                                                 [Name]


                                                 ---------------------------
                                                 Date